UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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CapStar Financial Holdings, Inc.

(Name of Registrant as Specified in its Charter)

N/A

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are hereby invited to participate in the 2021 Annual Meeting of Shareholders of CapStar Financial Holdings, Inc., which will be conducted virtually.

When	9:00 A.M. Central Time on April 23, 2021.

how to participate

The Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. We are implementing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

In order to attend the Annual Meeting, you must register at www.proxydocs.com/CSTR. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

Certain presentation materials that will be used at the 2021 Annual Meeting of Shareholders will be available on our website the day of the 2021 Annual Meeting of Shareholders under “News and Events.”

how to vote

To vote by the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided on the website.

To vote by telephone, dial the toll-free phone number set forth on the enclosed proxy card using a touch-tone phone. Have your proxy card available and follow the recorded instructions when voting by telephone.

To vote by mail, complete, sign and date the proxy card and return it promptly in the postage paid envelope provided.

Proxies delivered by mail, the Internet or telephone must be received prior to 9:00 A.M. Central Time on April 23, 2021.

Record Date	Shareholders of record as of the close of business on March 16, 2021 will be entitled to notice of and to vote at the 2021 Annual Meeting of Shareholders (the “Record Date”).

Items of Business

(1)To elect the following twelve (12) directors to serve until the 2022 Annual Meeting of Shareholders and until their successors have been duly elected and qualified: Dennis C. Bottorff, L. Earl Bentz, Sam B. DeVane, Thomas R. Flynn, Louis A. Green III, Valora S. Gurganious, Myra NanDora Jenne, Joelle J. Phillips, Timothy K. Schools, Stephen B. Smith, James S. Turner, Jr., and Toby S. Wilt (Proposal 1);

(2)To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2);

(3)To approve the CapStar Financial Holdings, Inc. 2021 Stock Incentive Plan (Proposal 3); and

(4)To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

Recommendations	The Board of Directors recommends that you vote “FOR” each nominee for director in Proposal 1 and “FOR” each of Proposal 2 and Proposal 3.

PROXY MATERIALS

Our proxy materials, which include this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2020 (“Annual Report”) are first being delivered to shareholders on or about March 26, 2021.  Shareholders have the ability to access the proxy materials at www.proxydocs.com/cstr and complete their proxy card electronically at www.proxypush.com/cstr.

By Order of the Board of Directors,

Steven E. Groom
Secretary

March 26, 2021

Nashville, Tennessee

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on April 23, 2021

This Proxy Statement and the Annual Report

are available at http://www.proxydocs.com/cstr

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

(615) 732-6400

PROXY STATEMENT FOR THE

2021 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement (this “Proxy Statement”) is furnished by CapStar Financial Holdings, Inc., a Tennessee corporation, on behalf of its Board of Directors (the “Board”) for use at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy card are first being mailed or made available to shareholders on or about March 26, 2021. When used in this Proxy Statement, the terms “we,” “us,” “our” or the “Company” refer to CapStar Financial Holdings, Inc., and the “Bank” refers to CapStar Bank.

INFORMATION ABOUT THE ANNUAL MEETING

When is and how do I participate in the Annual Meeting?

The Annual Meeting will be held at 9:00 A.M. Central Time on Friday, April 23, 2021. As a result of the coronavirus outbreak and to support the health and well-being of our partners, employees, and shareholders, the Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions.  In order to attend the Annual Meeting, you must register at www.proxydocs.com/CSTR. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. Certain presentation materials that will be used at the Annual Meeting will be available on our website the day of the Annual Meeting under “News and Events.”

What proposals will be voted upon at the Annual Meeting?

There are three proposals scheduled for a vote at the Annual Meeting:

(1)

To elect the following twelve (12) directors to serve until the 2021 Annual Meeting of Shareholders and until their successors have been duly elected and qualified: Dennis C. Bottorff, L. Earl Bentz, Sam B. DeVane, Thomas R. Flynn, Louis A. Green III, Valora S. Gurganious, Myra NanDora Jenne, Joelle J. Phillips, Timothy K. Schools, Stephen B. Smith, James S. Turner, Jr., and Toby S. Wilt (Proposal 1);

(2)	To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2);
(3)	To approve the CapStar Financial Holdings, Inc. 2021 Stock Incentive Plan (Proposal 3); and
(4)	To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, we are not aware of any additional matters that will be presented for consideration at the Annual Meeting.

What are the recommendations of the Board of Directors?

Our Board recommends that you vote:

•	“FOR” the election of each of the twelve (12) nominees named herein to serve on the Board;
•	“FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	“FOR” the approval of the CapStar Financial Holdings, Inc. 2021 Stock Incentive Plan.

Will our directors participate at the Annual Meeting?

We expect that all of our directors will be participating in the Annual Meeting.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, March 16, 2021 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.  As of the close of business on the Record Date, the Company had 22,078,293 shares of common stock outstanding.

How do I vote?

For Proposal 1 (election of directors), you may either vote “FOR” any of the nominees named herein to the Board or you may “WITHHOLD” your vote for any nominee that you specify.  For Proposal 2 (ratification of the appointment of Elliott Davis, LLC) and Proposal 3 (approval of the CapStar Financial Holdings, Inc. 2021 Stock Incentive Plan), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting.  The procedures for voting are set forth below:

Shareholder of Record: Shares Registered Directly in Your Name.  You may vote by completing, signing and dating the proxy card where indicated and mailing the proxy card in the postage paid envelope provided.  You may also vote by giving your proxy authorization over the Internet or by telephone using the toll-free number on the proxy card until 9:05 A.M. Central Time on April 23, 2021, the time at which the polls are closed at the telephonic Annual Meeting.  Whether or not you plan to participate in the telephonic Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. If you have already voted by proxy or given your proxy authorization, you may still participate in the telephonic Annual Meeting and vote using the Internet or by calling the toll-free number on the proxy card until the time the polls are closed at the Annual Meeting.

•	To vote by mail, complete, sign and date the proxy card and return it promptly in the postage paid envelope provided.
•	To vote by the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided on the website.
•

To vote by telephone, dial the toll-free phone number set forth on the enclosed proxy card using a touch-tone phone. Have your proxy card available and follow the recorded instructions when voting by telephone.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent.  If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the proxy materials from that organization rather than from the Company.  As a beneficial owner, you have the right to direct your broker, bank, or other agent how to vote the shares in your account.  You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares.

How many votes do I have?

For each proposal to be voted upon, you have one vote for each share of common stock that you own as of the close of business on the Record Date.

What if I return a proxy card but do not make specific choices?

Properly completed and returned proxies will be voted as instructed on the proxy card.  If you are a shareholder of record and you return the signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all twelve (12) director nominees named herein, “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and “FOR” the approval of the CapStar Financial Holdings, Inc. 2021 Stock Incentive Plan. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her discretion.  If any director nominee named herein becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

If your shares are held by your broker, bank or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares.  Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals.  Under applicable state laws and the rules of the Nasdaq Global Select Market (“NASDAQ”), Proposals 1 (election of directors) and 3 (approval of the CapStar Financial Holdings, Inc. 2021 Stock Incentive Plan) are “non-routine” proposals. Conversely, Proposal 2 (ratification of the appointment of Elliott Davis, LLC) is a “routine” proposal.  If a broker, bank, or other agent indicates on a proxy card that it does not have discretionary authority to vote certain shares on Proposals 1 or 3, which are non-routine proposals, then those shares will be treated as broker non-votes for purposes of Proposals 1 and 3, and such shares will not be counted as a “FOR” or “WITHHOLD” vote for purposes of Proposal 1. Conversely, brokers will have the discretionary authority to vote “FOR”, “AGAINST” or “ABSTAIN” on Proposal 2, if you do not instruct your broker otherwise. Although broker non-votes are counted as shares that are present at the Annual Meeting and entitled to vote for purposes of determining the presence of a quorum, they will not be counted as votes cast and will not have any effect on voting for the non-routine proposals presented in this Proxy Statement.

Can I change my vote?

Yes. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:

•	You may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone;
•	You may submit another properly completed proxy card bearing a later date which is received prior to the meeting date; or
•

You may send a written notice that you are revoking your proxy.  The notice must be sent to 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Corporate Secretary, and must be received by 11:59 P.M., Eastern Time on April 22, 2021.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented (via proxy or telephonic participation) at the Annual Meeting.  As of the close of business on the Record Date, there were 22,078,293 shares of common stock outstanding and entitled to vote.  Thus, 11,259,929 shares of common stock must be represented (via proxy or virtual participation) at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum if you vote by submitting the enclosed proxy card by mail, or by submitting your vote via the Internet address or toll-free telephone number included on your proxy card prior to the time the polls are closed at the telephonic Annual Meeting, submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or give your proxy authorization over the Internet or by telephone.  Additionally, “WITHHOLD” votes, abstentions and broker non-votes will also be counted towards the quorum requirement.  If there is no quorum, the Chairman of the Annual Meeting may adjourn or postpone the meeting until a later date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting who will separately count (i) “FOR” and “WITHHOLD” votes and broker non-votes, if any, with respect to each of Proposal 1 (election of directors) and  Proposal 3 (approval of the CapStar Financial Holdings, Inc. 2021 Stock Incentive Plan) and (ii) “FOR”, “AGAINST” and “ABSTAIN” votes with respect to Proposal 2 (ratification of the appointment of Elliott Davis, LLC).

How many votes are needed to approve each proposal?

For Proposal 1 (election of directors), if a quorum is present, the director nominees will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting. Shareholders are not entitled to cumulative voting in the election of our directors.  For purposes of the election of directors, “WITHHOLD” votes and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

For each of Proposal 2 (ratification of the appointment of Elliott Davis, LLC) and Proposal 3 (approval of the CapStar Financial Holdings, Inc. 2021 Stock Incentive Plan), if a quorum is present, the Proposals will be approved if the votes cast for the proposal exceed the votes cast against the proposal.  Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

How can I determine the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Within four business days after the conclusion of the Annual Meeting, the Company will file a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) that announces the final voting results.

Who can help answer any questions I may have?

Shareholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy or who desire additional copies of this Proxy Statement or additional proxy cards should contact our Investor Relations department via (i) mail at CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email at ir@capstarbank.com or (iii) telephone at (615) 732-6455.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

Our Charter and Amended and Restated Bylaws (“Bylaws”) provide that our Board will consist of between five and 25 directors, with the precise number being determined by our Board from time to time. The size of our current Board is fourteen (14).

In accordance with our Bylaws and Tennessee law, our Board oversees the management of the business and affairs of the Company.  Our directors are elected annually by our shareholders at our annual meetings of shareholders for one-year terms and serve until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal.  Our Board also serves as the Board of our wholly-owned bank subsidiary, CapStar Bank.

At the Annual Meeting, twelve (12) Directors are being recommended for election to serve on our Board until the 2022 Annual Meeting of Shareholders and until their successors have been duly elected and qualified or until such director’s earlier resignation or removal. Mr. Dale W. Polley and Mr. Jeffrey L. Cunningham have informed us that they are not standing for re-election to our Board at the Annual Meeting. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee named herein will be unable to serve.  There are no family relationships among any of the members of our Board.

Our Nominating and Corporate Governance Committee has nominated Sam B. DeVane and Valora S. Gurganious to stand for election at the Annual Meeting. Accordingly, upon the election of the recommended slate of Directors, the Company will have twelve (12) Directors sitting on its Board of Directors.

Set forth below is the background and qualifications of each director nominee.

Director Nominees

Dennis C. Bottorff—Chairman of the Board of Directors

Mr. Bottorff, age 76, was one of the founders of CapStar Bank and currently serves as Chairman of our Board and as a member of the Nominating and Corporate Governance Committee and the Compensation and Human Resources Committee. Mr. Bottorff has served on our Board since 2008.  He is also the Founding General Partner of Council Capital Management, a private equity firm located in Nashville, where he was previously a Managing Partner from 2001 to 2016. Mr. Bottorff began his career in banking in 1968 at the former Commerce Union Bank in Nashville. After serving in numerous positions, he was named President in 1981 and Chief Executive Officer shortly thereafter. When Commerce Union Bank merged with Sovran Financial Corporation, or Sovran, in 1987, Mr. Bottorff became Chief Operating Officer of Sovran and moved to Norfolk, Virginia. He continued in this position when Sovran merged with Citizens and Southern Bank in Atlanta to form C&S/Sovran. In 1991 C&S/Sovran merged with NCNB Corporation to form NationsBank. Mr. Bottorff returned to Nashville in 1991 to become Chief Executive Officer of First American Corporation. Following AmSouth’s acquisition of First American Corporation in 1999, Mr. Bottorff served as AmSouth’s Chairman of the board until his retirement in January 2001. He has served on over twelve corporate boards, including all of the banks at which he was an officer, Dollar General, Shoney’s, Ingram Industries and Tennessee Valley Authority, where he served as Chairman. Presently, he is Trustee Emeritus at Vanderbilt University. His leadership in the community has included serving as Chairman of the Tennessee Education Lottery Corporation, the United Way, the Nashville Symphony, the Nashville Area Chamber of Commerce, the Titans Advisory Board, and the Tennessee Performing Arts Center. He received a B.E. degree in electrical engineering from Vanderbilt University and an M.B.A. from Northwestern University. We believe Mr. Bottorff’s extensive leadership and governance experience at regional banks, in private equity and on corporate and non-profit boards gives him valuable insight and enables him to make significant contributions as a member of our Board.

L. Earl Bentz—Director

Mr. Bentz, age 69, was one of the founders of CapStar Bank and currently serves on the Audit and Risk Committee and the Credit Committee. Mr. Bentz has served on our Board since 2008.  Since 1996, he has been President and Chief Executive Officer of Triton Boats, a company he sold to Brunswick Corporation in 2005. Mr. Bentz serves on the board of directors of the Country Music Hall of Fame, and he has formerly served on the boards of the Middle Tennessee Council, Boy Scouts of America, the Tennessee Wildlife Resources Foundation, the National Association of Boat Manufacturers, the National Marine Manufacturers’ Association, the Recreational Boating and Fishing Foundation and the Congressional Sportsman’s Foundation. Mr. Bentz attended Clemson University and participated in continuing education programs in business finance at Vanderbilt University; he has also completed the Dale Carnegie Human Relations courses and training. Mr. Bentz’s business background, which also includes extensive experience in commercial real estate development and start-up companies, gives him valuable insight and enables him to make significant contributions as a member of our Board.

Sam B. DeVane—Director

Mr. DeVane, age 61, serves on the Audit and Risk Committee and the Compensation and Human Resources Committee. Mr. DeVane has served on our Board since his appointment on January 14, 2021. With more than three decades of public accounting experience serving clients throughout the southeast, Mr. DeVane retired as Nashville Office Managing Partner of Ernst & Young LLP. He previously served as EY’s Tennessee Markets Leader, and as a coordinating partner and lead audit partner for over twenty years. The majority of Mr. DeVane’s career involved service to clients in the retail and consumer products sector along with numerous manufacturers, distributors, and retailers, including Dollar General Corporation, Tractor Supply Company and Ryman Hospitality Corporation. He brings extensive technical accounting, corporate governance, major transactions, strategy, process automation, financial reporting, and risk management experience. A licensed CPA in Tennessee, Mr. DeVane is a member of the American Institute of Certified Public Accountants and Tennessee Society of Certified Public Accountants. He earned a Bachelor of Science degree from the University of Alabama. Mr. DeVane has served on several distinguished professional boards, including United Way of Middle Tennessee (Chair of the Nashville Campaign), Junior Achievement (Centennial Leadership Award recipient), Harding Academy (Treasurer), and the University of Alabama President’s Cabinet and Accounting Advisory Board. We believe Mr. DeVane’s business experience and involvement in the community give him valuable insight and enable him to make significant contributions as a member of our Board.

Thomas R. Flynn—Director

Mr. Flynn, age 48, serves as Chair of the Compensation and Human Resources Committee and also serves on the Audit and Risk Committee. Mr. Flynn has served on our Board since 2008.  Mr. Flynn is a director of Flynn Enterprises, LLC, a family owned, multi-national garment manufacturing, sales and distribution company headquartered in Hopkinsville, Kentucky, and serves on the boards of Planters Bank, Hopkinsville, for which he is also a member of the Audit and Risk Committee, and Jennie Stuart Medical Center, a regional hospital that serves Western Kentucky. Mr. Flynn attended Vanderbilt University as a National Merit Scholar, graduating with a bachelor’s degree in English, and subsequently received a law degree from Vanderbilt University Law School. We believe Mr. Flynn’s leadership in manufacturing and experience as a director in banking, healthcare and manufacturing and legal knowledge give him valuable insight and enables him to make significant contributions as a member of our Board.

Louis A. Green III—Director

Mr. Green, age 67, serves on the Audit and Risk Committee and the Credit Committee and chairs our Advisory Board for Sumner County, which provides guidance to our management regarding that portion of our market. Mr. Green has served on our Board since 2012.  He was an incorporator of American Security, which merged with CapStar in July 2012. Mr. Green is General Partner of Green & Little, a real estate investment company, and President of Green-Little Corporation, a real estate management company. He holds partnership interests in several companies investing in industrial, commercial and retail real estate. Mr. Green has served as director of Commerce Union Bank of Sumner County and as an advisory director of NationsBank. He attended the University of Tennessee. We believe Mr. Green’s extensive experience in banking and real estate gives him valuable insight and enables him to make significant contributions as a member of our Board.

Valora S. Gurganious—Director

Ms. Gurganious, age 57, serves on the Community Affairs Committee and the Nominating and Corporate Governance Committee. Ms. Gurganious has served on our Board since her appointment on January 14, 2021. Ms. Gurganious serves as Partner and Senior Management Consultant for Knoxville-based DoctorsManagement, LLC, assisting clients in all medical specialties and providing services related to operational efficiency, workflow optimization, compliance, IT, accounting, marketing, and strategic planning. She also advises physicians and hospitals across the country on practice valuation, startup, contract negotiation and transition of ownership. Prior to joining DoctorsManagement, Ms. Gurganious served as Chief Operating Officer for Central Florida Sports Medicine and

Orthopedic Center in Melbourne, and as Director and Vice Chair – Finance for Wuesthoff Foundation, a $10 million Florida health system foundation. She also held the position of senior vice president with Fleet Investment Advisors and Putnam Investments in Boston for seven years and is a licensed Business Broker in the state of Florida. Ms. Gurganious earned a Bachelor of Arts degree in economics and business administration from Vanderbilt University and MBA from Harvard Business School. She is a Certified Healthcare Business Consultant and a member of the National Society of Certified Healthcare Business Consultants (NSCHBC) as well as Executive Women International (EWI). A dynamic and accomplished speaker, Ms. Gurganious uses her expertise to deliver strategic healthcare and financial lectures at medical conferences across the country. We believe Ms. Gurganious’s business experience and involvement in the community give her valuable insight and enable her to make significant contributions as a member of our Board.

Myra NanDora Jenne—Director

Ms. Jenne, age 52, serves as Chair of the Community Affairs Committee and also serves on the Compensation and Human Resources Committee. Ms. Jenne has served on our Board since her appointment on October 24, 2018. She graduated with Honors with a B.S. from the University of Tennessee at Knoxville, where she served as captain of the Tennessee Dance Team. She went on to attend Samford University’s Cumberland School of Law and graduated with a J.D. in 1994. Ms. Jenne began practicing law with Carter, Harrod & Cunningham in Athens, Tennessee, and later practiced in Knoxville with Leitner, Williams, Dooley & Napolitan. She currently practices at The Jenne Law Firm in Cleveland, Tennessee, and also serves as the firm’s office manager. Ms. Jenne has served on the board of directors of Athens Federal Community Bank and on the Nalls Sherbakoff Group financial advisory board in Knoxville, Tennessee. She has been involved in various civic and charitable organizations in Cleveland, Tennessee over the past twenty years including serving on the boards at the Museum Center at Five Points and the Cleveland Athens Cotillion. She has also served on the Board of Trustees at Broad Street United Methodist Church and serves on several committees at The Baylor School in Chattanooga, Tennessee. We believe Ms. Jenne’s extensive leadership experience and professional experience give her valuable insight and enables her to make significant contributions as a member of our Board.

Joelle J. Phillips—Director

Ms. Phillips, age 54, serves on the Nominating and Corporate Governance Committee and the Community Affairs Committee. Ms. Phillips graduated magna cum laude with a B.F.A. from Birmingham-Southern College in 1989 and went on to attend Washington & Lee University, School of Law where she graduated summa cum laude with a J.D. in 1995. Ms. Phillips began practicing law as law clerk for Hon. Rhesa H. Barksdale of the U.S. Court of Appeals for the Fifth Circuit, and later practiced in Atlanta, Georgia with Long, Aldridge & Norman LLP and in Nashville with Waller Lansden Dortch & Davis, LLP. After serving as General Attorney for both BellSouth and AT&T Tennessee, she now serves as the President of AT&T Tennessee, a position she has held since 2013. Ms. Phillips is involved in several civic and charitable organizations in Nashville, Tennessee, including serving as the Chair for the Drive to 55 Coalition and serving on the boards of Birmingham-Southern College, Tennessee Business Leadership Coalition and Nashville Repertory Theatre.  Furthermore, Ms. Phillips was recognized as the Nashville Business Journal Newsmaker of the Year for 2015, Nashville’s Power 100 list, Nashville’s Women Business Leaders of the Year 2014, Tennessee Board of Regents’ Award for Philanthropy and was named one of Nashville’s Outstanding CEOs for 2017. We believe that Ms. Phillips’ professional experience combined with her long history of involvement in the Nashville community will allow her to make significant contributions as a member of our Board.

Timothy K. Schools—Director, President and Chief Executive Officer of CapStar Financial Holdings, Inc. and CapStar Bank

Mr. Schools, age 51, has served as a Director and the President and Chief Executive Officer of the Company since July 2019 and is a member of the Tennessee Business Roundtable. Mr. Schools most recently served as a Director and the President and Chief Executive Officer at Highlands Bankshares, Inc.  At Highlands, he led the Board of Directors and Executive Committee in establishing and executing a strategic plan, following a private equity recapitalization, which led to “Best Bank” designations in each of their markets, remediation of a long-standing and preexisting regulatory Written Agreement, and materially improved financial performance.  Prior to his tenure with Highlands, Mr. Schools served as Chief Strategy Officer of United Community Bank and President of American Savings Bank.  He joined United Community Bank following a private equity recapitalization and as part of the Executive Committee led the company to national customer service recognition, remediated a preexisting regulatory Memorandum of Understanding, and restored financial health. At American Savings Bank, Mr. Schools served as President and led the Board of Directors and Executive Committee in developing and executing a strategic plan which resulted in increased market competitiveness, the creation of a market and industry leading culture, remediation of a preexisting regulatory Cease and Desist order, and substantial improvement in financial performance.  Mr. Schools previously served as Chief Financial Officer of The South Financial Group where he was recognized nationally by Institutional Investor and has served as a board member of APCO Employees Credit Union, First Market Bank, CRA Partners, Nasdaq Issuer Advisory Council, and OTC Markets Group Issuer Advisory Council. Mr. Schools graduated magna cum laude from James Madison University with a Bachelor’s degree in business administration and received his M.B.A from Emory University. We believe Mr. Schools’ extensive experience in the banking industry coupled with leadership roles on private and non-profit boards give him valuable insight and enable him to make significant contributions as a member of our Board.

Stephen B. Smith—Director

Mr. Smith, age 67, serves on the Credit Committee and the Community Affairs Committee. Mr. Smith has served on our Board since 2008.  He is Chairman of Haury & Smith Contractors, Inc., a building and development company. He is active in the community, having served on the Metropolitan Nashville Planning Commission and the Regional Transit Authority and as Chairman of the Metropolitan Nashville Parks and Recreation board of directors. Mr. Smith served as National Finance Co-Chair for Senator Lamar Alexander’s presidential campaigns in 1996 and 2000, and he achieved Super Ranger status in President George W. Bush’s 2004 campaign. He was National Finance Chairman for Senate Majority Leader Bill Frist’s leadership political action committee, VOLPAC, served as Finance Chairman for Senator Lamar Alexander’s 2008 and 2014 re-election campaigns, and is currently the Finance Chairman for Senator Alexander’s leadership political action committee, TENNPAC. In addition he has served on the boards of the FHLB and Franklin Road Academy, and as director of the First Union National Bank community board. He holds a bachelor’s degree from Middle Tennessee State University.  He serves as Chairman of the Board of Trustees of Middle Tennessee State University, where he received his bachelor’s degree. We believe Mr. Smith’s business experience, banking board service and involvement in the community give him valuable insight and enable him to make significant contributions as a member of our Board.

James S. Turner, Jr.—Director

Mr. Turner, age 50, was one of the founders of CapStar Bank and serves as Chair of the Credit Committee and also serves on the Community Affairs Committee. Mr. Turner has served on our Board since 2008.  He joined Marketstreet Enterprises in 1999 and has served as the Managing Director since 2007. He serves on the boards of the Country Music Hall of Fame and the Nashville Downtown Partnership. He also had previously been a member of the board of directors of the Farmers National Bank Financial Corporation in Scottsville, Kentucky, for more than 15 years. He received his bachelor’s degree from Vanderbilt University and his law degree from Vanderbilt University Law School. We believe Mr. Turner’s experience in and knowledge of the commercial real estate industry, his community banking board service, as well as his investment and legal knowledge, give him significant insight and enable him to make significant contributions as a member of our Board.

Toby S. Wilt—Director

Mr. Wilt, age 76, was one of the founders of CapStar Bank and serves as Chair of the Nominating and Corporate Governance Committee and also serves on the Compensation and Human Resources Committee. He has served on our Board since 2008.  Mr. Wilt has nearly four decades of experience in the banking industry. Mr. Wilt is a retired, non-practicing certified public accountant, who is no longer affiliated with the Tennessee Association of Accountants or the AICPA.  He practiced accountancy with Ernst & Ernst in the 1970s.  He has previously served on the boards of directors of banks and public companies including C&S/Sovran Corporation, Commerce Union Bank, Outback Steakhouse and Genesco Inc. Mr. Wilt currently serves as President of TSW Investment Company, Founding President of Golf Club of Tennessee, and Chairman of the board of Christie Cookie Company. Mr. Wilt is also a former board member of First American Corporation. He earned a B.E. in civil engineering from Vanderbilt University and is a former pilot in the United States Air Force. We believe Mr. Wilt’s significant experience in banking and as a director of banks and public companies, including his service on audit and human resource committees, gives him valuable insight and enables him to make significant contributions as a member of our Board.

Required Vote

If a quorum is present, the director nominees will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE NAMED ABOVE.

CORPORATE GOVERNANCE

Overview

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace.  We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company.  To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other peer public companies.  We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board determines that it would benefit us and our shareholders.

In this section, we describe the roles and responsibilities of our Board and its committees and describe our corporate governance policies, procedures and related-documents.  All of our Board’ committees have written charters, which can be found on our Investor Relations webpage under the tab entitled “Corporate Governance - Documents & Charters” at www.ir.capstarbank.com.   We will also provide a copy of any committee charter, our Corporate Governance Guidelines and our Code of Ethics and Conflicts of Interest Policy without charge upon written request sent to 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations.  Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement.

Director Independence

NASDAQ rules require that independent directors comprise a majority of our Board.  In addition, NASDAQ rules, as well as those of the SEC, impose several other requirements with respect to the independence of our directors.  Accordingly, our Board has evaluated the independence of its members based upon the rules of NASDAQ and the SEC.  Applying these standards, our Board has affirmatively determined that, with the exception of Mr. Schools, each of our current directors is an independent director, as defined under the applicable rules.  Our Board determined that Mr. Schools does not qualify as an independent director because he is an executive officer of the Company.

Board Meetings and Attendance

The Board meets at least quarterly at regularly scheduled meetings. Directors are expected to attend and participate in all meetings, including the Company’s annual meeting of shareholders, and must be willing to devote sufficient time, energy and attention to properly discharging their duties and responsibilities to the Company and the Board effectively. All of our directors then serving on the Board attended the 2020 Annual Meeting of Shareholders. When considering nominees for re-election to the Board, the Nominating and Corporate Governance Committee may consider exceptions to our attendance policy for excusable absences.

Independent directors meet in executive session at each Board meeting, with no members of management and only independent directors being present.  Mr. Bottorff, the Chairman of the Board, presides at all executive sessions of independent directors.

During 2020, the Board met on thirteen (13) occasions, including five (5) specially called meetings of the Board. In 2020, each director attended at least 75% of the total of all meetings of the Board and the committees on which he or she served during the period in which he or she served on our Board or the respective committee of our Board.

Committees of our Board

Our Board has the authority to appoint committees to perform certain management and administrative functions.  During 2020, our Board had five committees: the Audit and Risk Committee, the Nominating and Corporate Governance Committee, the Community Affairs Committee, the Compensation and Human Resources Committee and the Credit Committee.  These committees of our Board also performed the same functions for the Bank.  Our Board adopted written charters for each of these committees.  As necessary, from time to time, special committees may be established by our Board to address certain issues.  The following table shows the composition of each of the committees of our Board during 2020 and the number of times each committee met during 2020:

Name	Audit (1)	Risk (1)	Audit and Risk (1)	Nominating, Governance and Community Affairs (2)	Nominating and Corporate Governance (2)	Community Affairs (2)	Compensation and Human Resources	Credit
Dennis C. Bottorff				X	X		X	X
L. Earl Bentz	X	X	X					X
Jeffrey L. Cunningham		X	X			X
Thomas R. Flynn	X*		X				X*	X
Julie D. Frist (3)				X*			X
Louis A. Green III	X		X	X				X
Myra NanDora Jenne				X	X	X*	X
Joelle J. Phillips					X	X
Dale W. Polley	X	X*	X*	X	X
Timothy K. Schools (4)
Stephen B. Smith				X		X		X
James S. Turner, Jr.		X				X		X*
Toby S. Wilt	X				X*		X
Number of Meetings in 2020	5	3	6	3	5	2	5	8

*	Committee Chair
(1)	Effective April 24, 2020, the Audit Committee and Risk Committee were combined to create one committee – the Audit and Risk Committee.
(2)

Effective April 24, 2020, the Nominating, Governance and Community Affairs Committee was split into two committees – the Nominating and Corporate Governance Committee and the Community Affairs Committee.

(3)

Although Mrs. Frist served during 2020, and served as the Chair of our Nominating, Governance and Community Affairs Committee and as a member of our Compensation and Human Resources Committee, she did not stand for re-election at the 2020 Annual Meeting.

(4)	Mr. Schools became a member of our Board effective July 31, 2019. Mr. Schools does not currently serve on any of the committees of our Board.

The table above and the following disclosure provides detail regarding the composition and responsibilities of each of the Board’s committees during the year ended December 31, 2020. On March 5, 2020, our Board approved the consolidation of our Audit Committee with our Risk Committee and certain committee reassignments, which was effective upon the election of director nominees at the 2020 Annual Meeting. For more information regarding these changes, please see “Corporate Governance — 2020 Committee Reassignments and Combining of Audit and Risk Committees.”

Audit and Risk Committee

Our Audit and Risk Committee consists of Messrs. Polley (Committee Chair), Bentz, Flynn and Green. Mr. DeVane began serving on the Audit and Risk Committee upon being appointed to the Board on January 14, 2021. Our Audit and Risk Committee charter requires that our Audit and Risk Committee be comprised entirely of independent directors. The committee is responsible for, among other things: monitoring the integrity of, and assessing the adequacy of, our financial statements, the financial reporting process and our system of internal accounting and financial controls; assisting our Board in ensuring compliance with laws, regulations, policies and procedures; selecting our independent registered public accounting firm and assessing its qualifications, independence and performance; monitoring the internal audit function; reviewing and, if appropriate, pre-approving all auditing and permissible non-audit services performed by the independent registered public accounting firm; and reviewing and, if appropriate, approving related-party transactions other than those subject to Regulation O.  At least once per year, our Audit and Risk Committee meets privately with each of our independent registered public accounting firm, management and our internal auditors.

Furthermore, this committee is responsible for, among other things, assisting our Board in its oversight of our enterprise risk management governance and processes and for reviewing and approving the risk parameters to be used by management in the operation of the Company.  Additionally, its roles include capital management oversight; providing oversight of asset liability management processes; reviewing our insurance risk management program; ensuring that our internal policies, procedures and guidelines are appropriate to manage risk; monitoring interest rate risk management; and approving our asset/liability and investment policies.

Our Board has affirmatively determined that each of Messrs. Polley, Bentz, DeVane, Flynn and Green satisfies the requirements for independence as an audit committee member under the Sarbanes-Oxley Act (“SOX”) and the rules and regulations of NASDAQ and the SEC. Further, the Board has determined that each of Messrs. Polley, Bentz, DeVane, Flynn and Green satisfies the requirements for financial literacy under the rules and regulations of NASDAQ and the SEC, and that each of Messrs. Polley, Bentz, DeVane, Flynn and Green qualify as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of NASDAQ.

Compensation and Human Resources Committee

Our Compensation and Human Resources Committee consists of Mr. Flynn (Committee Chair), Mr. Bottorff, Ms. Jenne and Mr. Wilt.  Mr. DeVane began serving on the Compensation and Human Resources Committee upon being appointed to the Board on January 14, 2021. Our Compensation and Human Resources Committee charter requires that our Compensation and Human Resources Committee be comprised entirely of independent directors.  The committee is responsible for, among other things, reviewing and approving compensation arrangements with our Chief Executive Officer and other executive officers; advising management with respect to compensation, including equity and non-equity incentives; making recommendations to the Board regarding our overall equity-based incentive programs; administering a performance review process for, and, in collaboration with the Nominating and Corporate Governance Committee; and, in collaboration with the Nominating and Corporate Governance Committee, periodically reviewing the succession plan for the Chief Executive Officer and other executive officers. In addition, the committee annually reviews corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and recommends compensation levels to the Board based on this evaluation.  See “Executive Compensation – Narrative Discussion of Summary Compensation Table – Compensation Philosophy” for more information.

Our Board has determined that each member of our Compensation and Human Resources Committee meets the requirements for independence under the rules and regulations of NASDAQ and the SEC, qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”), and as a “non-employee director” for purposes of Rule 16b‑3 of the Exchange Act. Our board has determined that each of Mr. Flynn, Mr. Bottorff, Mr. DeVane, Ms. Jenne and Mr. Wilt are independent; thus, a majority of the directors serving on our Compensation and Human Resources Committee are independent as required by the Compensation and Human Resources Committee charter.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Wilt (Committee Chair), Mr. Bottorff, Ms. Phillips and Mr. Polley. Ms. Gurganious began serving on the Nominating and Corporate Governance Committee upon being appointed to the Board on January 14, 2021. Our Nominating and Corporate Governance Committee charter requires that our Nominating and Corporate Governance Committee be comprised entirely of independent directors.  The committee is responsible for, among other things, identifying and recommending to our Board qualified individuals to become directors; nominating candidates for election to our Board to fill vacancies that occur between annual meetings of shareholders; in collaboration with the Compensation and Human Resources Committee, periodically reviewing the succession plan for the Chief Executive Officer and other executive officers; advising our Board with respect to the roles and composition of committees; overseeing the evaluation of our Board; assisting our Board in establishing and maintaining effective corporate governance practices; annually evaluating our Board and committees and providing recommendations to help them function more effectively; and establishing and overseeing a compliance risk program that enables the Company to manage compliance risks related to regulatory and internal and external oversight.

Our Board has determined that each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the rules and regulations of NASDAQ and the SEC.

Community Affairs Committee

Our Community Affairs Committee consists of Ms. Jenne (Committee Chair), Mr. Cunningham, Mr. Smith, Mr. Turner and Ms. Phillips, all of whom are independent directors. Ms. Gurganious began serving on the Community Affairs Committee upon being appointed to the Board on January 14, 2021. The purposes of the Community Affairs Committee are to ensure that the Company embraces its Mission, Vision and Values, to oversee the Company’s local involvement and leadership in the communities where the Company operates, including matters related to employee engagement, community development, philanthropy, government affairs, reputation management, and diversity and inclusion, and to oversee the Company’s Community Reinvestment Act (“CRA”) Program and Fair Lending Compliance Program.

Credit Committee

Our Credit Committee consists of Messrs. Turner (Committee Chair), Bentz, Cunningham, Green and Smith. The charter of our Credit Committee provides that a majority of the members of the committee must be independent.  The Credit Committee is responsible for, among other things, monitoring the management of our assets, with a primary focus on loans, other real estate owned, and other customer-related assets; reviewing and monitoring compliance with our Loan and Credit Administration Policy; ensuring review of each criticized and classified loan; reviewing charge-offs and recoveries; monitoring exceptions to loan policies, collateral and financial statements; ensuring that extensions of credit to directors, executive officers and their affiliates are in compliance with law and reviewing loans subject to Regulation O, and, to the extent required by Regulation O and where appropriate, recommending approval of such loans by the full Board; and reviewing progress with respect to management’s goals for improvements in credit quality.

2020 Committee Reassignments and Combining of Audit and Risk Committees

Upon the election of the director nominees at the 2020 Annual Meeting, our Board approved the consolidation of our Audit Committee with our Risk Committee. The newly consolidated Audit and Risk Committee has all of the same responsibilities as were previously assigned to each of the respective committees. Further, all members of the newly consolidated Audit and Risk Committee were required to be independent pursuant to the new Audit and Risk Committee charter, SOX and the rules and regulations of NASDAQ and the SEC. The Board appointed Mr. Polley to chair our Audit and Risk Committee and Messrs. Bentz, Flynn and Green served as members of the Audit and Risk Committee.

Additionally, the Nominating, Governance and Community Affairs Committee was split into two committees – the Nominating and Corporate Governance Committee and the Community Affairs Committee. The Board appointed Mr. Wilt to chair our Nominating and Corporate Governance Committee and Mr. Bottorff, Ms. Phillips and Mr. Polley served as members of the Nominating and Corporate Governance Committee. The Board appointed Ms. Jenne to chair our newly created Community Affairs Committee and Mr. Cunningham, Ms. Phillips, Mr. Smith and Mr. Turner served as members of the Community Affairs Committee.

Further, the Board appointed Mr. Wilt to serve as the chair of our Nominating and Corporate Governance Committee and Mr. Flynn to serve as the chair of our Compensation and Human Resources Committee. The Board also approved the following committee reassignments: Mr. Bottorff was reassigned from the Credit Committee to serve on the Compensation and Human Resources Committee; Mr. Green was reassigned from the Nominating, Governance and Community Affairs Committee to serve on the Credit Committee.

Board and Committee Self-Evaluations

The Board conducts annual self-evaluations and completes questionnaires to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively.  The Nominating and Corporate Governance Committee oversees this annual review process and, through its Chair, discusses the input with the full Board.  In addition, each committee reviews annually the qualifications and effectiveness of that committee and its members. Each year the Board also reviews the Company’s governance documents and modifies them as appropriate.  These documents include the charters for each Board committee, our Corporate Governance Guidelines, our Code of Ethics and Conflicts of Interest Policy and other key policies and practices.

The Board and each of the Board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities under our Corporate Governance Guidelines and Code of Ethics and Conflicts of Interest Policy with the intention of maintaining full compliance with all applicable corporate governance requirements.

Board Leadership Structure

Our Corporate Governance Guidelines provide for separation of the roles of Chief Executive Officer and Chairman of our Board, a structure which our Board has determined is in the best interests of our shareholders at this time. Mr. Bottorff serves as Chairman of the Board, and Mr. Schools serves as our President and Chief Executive Officer. Mr. Schools also serves as Chief Executive Officer and President of CapStar Bank and as a member of the Bank’s Board.

The Board has determined that our bifurcated leadership structure is appropriate for the Company and our shareholders because it (i) enables Mr. Schools to focus directly upon identifying and developing corporate priorities, executing our business plan and providing daily leadership while concurrently ensuring that Mr. Schools and his intimate knowledge of our Company and of the banking industry generally remain as an invaluable resource to our Board and (ii) assists Mr. Bottorff in fulfilling his duties of overseeing the implementation of our strategic initiatives, facilitating the flow of information between the Board and management and fostering executive officer accountability.

Role of the Board in Risk Oversight

The Board has an active role, as a whole and at the committee level, in the Company’s risk oversight process.  The Board and its committees receive regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks.  At the committee level, (i) the Audit and Risk Committee oversees the management of accounting, financial and legal risks as well as helping our Board execute its risk management objectives by overseeing an enterprise-wide approach to risk management; (ii) the Compensation and Human Resources Committee oversees the management of risks relating to the Company’s executive compensation program as well as compensation matters involving all employees and the Company’s directors; (iii) the Nominating and Corporate Governance Committee manages risks associated with the independence of the members of the Board and potential conflicts of interest and certain regulatory risks; (iv) the Credit Committee manages risks associated with the Company’s credit risk management, which is structured to achieve our strategic objectives, improve our long-term performance and support growth in shareholder value; and (v) the Community Affairs Committee oversees the Company’s risks associated with the Company’s Community Reinvestment Act (“CRA”) Program and the Fair Lending Compliance Program.

Although each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire Board is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks.  In addition, appropriate committees of the Board receive reports from senior management within the organization to enable the committees to understand risk identification, risk management and risk mitigation strategies.  When a committee receives such a report, the Chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting.  This enables the Board and its committees to coordinate the risk oversight role.

Service Limitations on Other Boards of Directors

Our Corporate Governance Guidelines require that directors should not serve on more than four other boards of public companies (or private, not-for-profit or service organization boards that are deemed by the Board to be equivalent) in addition to our Board.  The Nominating and Corporate Governance Committee may, in its discretion, grant exceptions to this limit on a case-by-case basis. None of our directors serve on more than four other boards.

Director Nominations

Overview.  Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for the process relating to director nominations, including identifying, reviewing and selecting individuals who may be nominated for election to the Board.  The Nominating and Corporate Governance Committee considers nominees to serve as directors of the Company and recommends such persons to the Board.  The Nominating and Corporate Governance Committee also considers director candidates recommended by shareholders in accordance with the Company Bylaws and provides a process for receipt and consideration of any such recommendations.  On October 24, 2019, our Board approved an amendment and restatement of the Company’s Bylaws that, among other things, expanded the scope of disclosures required of a shareholder to bring a nomination to our Board before a shareholder meeting. This increased disclosure requirement allows our Nominating and Corporate Governance Committee to better assess the qualifications of director nominees and to ensure that nominees are and will remain in compliance with all laws applicable to the Company’s directors. In approving candidates for election as director, the Nominating and Corporate Governance Committee also seeks to ensure that the Board and its committees will satisfy all applicable requirements of the federal securities laws and the corporate governance requirements for NASDAQ-listed issuers.

Committee Selection Process.  The Nominating and Corporate Governance Committee regularly assesses the mix of experience, skills, diversity and industries currently represented on our Board, whether any vacancies on the Board are expected due to retirement or otherwise, the experience, skills and diversity represented by retiring directors, and additional skills highlighted during the self-assessment process that could improve the overall quality and ability of the Board to carry out its functions.

The Nominating and Corporate Governance Committee and the Board do not believe the Company should establish term or age limits for its directors. Although such limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the knowledge and contributions of directors who have been able to develop, over a period of time, deep insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term or age limits, the Nominating and Corporate Governance Committee reviews each director’s continuation on the Board every year. This review includes the analysis of the Nominating and Corporate Governance Committee regarding each director’s independence and whether any director has had a significant change in his or her business or professional circumstances during the past year.

Prior to completing its recommendation to the Board of nominees for election, the Nominating and Corporate Governance Committee requires each potential candidate to complete a director’s and executive officer’s questionnaire and a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating, and Corporate Governance Committee will also consider such other relevant factors as it deems appropriate. After completing this evaluation, the Nominating and Corporate Governance Committee will make a recommendation to the Board of the persons who should be nominated, and the Board will then determine the nominees after considering the recommendations of the Committee.

Criteria for Director Nominees.  In identifying, reviewing and selecting potential nominees for director, the Nominating and Corporate Governance Committee considers individuals from various disciplines and diverse backgrounds.  The Nominating and Corporate Governance Committee and Board believe that diversity is an important attribute of the members who comprise our Board and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Accordingly, pursuant to its charter and our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee considers in its identification, review and selection of potential director nominees various criteria, including individual integrity, education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships, knowledge and experience in matters impacting financial intuitions, and the ability of the individual to devote the necessary time to serving the board of directors of a public company.  When re-nominating incumbent directors, the Nominating and Corporate Governance Committee considers among all relevant factors, the individuals contributions, including the value of his or her experience as a director of the Company, the availability of new director candidates who may offer unique contributions, and the Company’s changing needs.

Procedure to be Followed by Shareholders.  On an ongoing basis, the Nominating and Corporate Governance Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, shareholders and other resources (including individuals seeking to join the Board).  Shareholders who wish to recommend candidates may contact the Nominating and Corporate Governance Committee in the manner described below under “Communications with the Board and Committees.” All candidates are required to meet the criteria outlined above, as well as the director independence and other standards set forth in our Corporate Governance Guidelines and other governing documents, as applicable, as determined by the Nominating and Corporate Governance Committee in its sole discretion.

Shareholder nominations must be made according to the procedures required under our Amended and Restated Bylaws and described in this Proxy Statement under the heading “Additional Information — How and when may I submit a shareholder proposal for the 2022 Annual Meeting of Shareholders?” The Nominating and Corporate Governance Committee strives to evaluate all prospective nominees to the Board in the same manner and in accordance with the same procedures, without regard to whether the prospective nominee is recommended by a shareholder, the Nominating and Corporate Governance Committee, another board member or members of management.  However, the Nominating and Corporate Governance Committee may request additional information in connection with the evaluation of candidates submitted by shareholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management. The Nominating and Corporate Governance Committee will conduct the same analysis that it conducts with respect to its director nominees for any director nominations properly submitted by a shareholder and, as a result of that process, will decide whether to recommend a candidate for consideration by the full Board.

Independent Compensation Consultant

To facilitate the fulfillment of its duties, the Compensation and Human Resources Committee has sole authority to retain, and to delegate the authority to retain, outside advisors, including compensation consultants, to assist the Compensation and Human Resources Committee with executive compensation matters. The Compensation and Human Resources Committee has sole authority to approve the fees and retention terms of any such advisors or consultants. During 2020, the Compensation and Human Resources Committee relied upon a compensation consultant (McLagan), retained by the Company, to review the Company’s executive compensation program and establish specific levels of executive compensation. The decision to retain McLagan was recommended by management and approved by the Compensation and Human Resources Committee.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which, in conjunction with our committee charters and Board Supervision Policy, set forth the framework within which our Board, assisted by Board committees, direct the affairs of the Company. Our Corporate Governance Guidelines address, among other things, the composition and functions of our Board, director independence, compensation of directors, management succession and review, Board committees, Board and committee evaluation processes and selection of new directors.  The Board believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” regarding corporate governance.

Code of Ethics and Conflicts of Interest Policy

Our Board has adopted a Code of Ethics and Conflicts of Interest Policy (the “Code of Ethics”) governing all of our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and other employees.  The Code of Ethics covers compliance with law, fair and honest dealings with us, with competitors and with others, fair and honest disclosure to the public, conflicts of interest, and procedures for ensuring accountability and adherence to the Code of Ethics.  We expect that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by the SEC and NASDAQ.

Certain Relationships

There are no family relationships between any of our directors, executive officers or persons nominated to become a director or executive officer.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation and Human Resources Committee (i) is or has ever been an employee of the Company or our Bank, (ii) was, during the last completed fiscal year, a participant in any related-party transaction requiring disclosure under “Certain Relationships and Related Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.

Communications with the Board and Committees

We have established procedures for shareholders or other interested parties to communicate directly with our Board or with a committee of the Board.  Such parties can contact our Board, a committee or a specific director by sending written correspondence by mail to:

CapStar Financial Holdings, Inc.

Attention: Corporate Secretary

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

The Corporate Secretary is responsible for reviewing all communications addressed to our Board, any committee or any specific director to determine whether such communications require Board, committee or personal review, response or action.  Generally, the Corporate Secretary will not forward to the Board, any committee or any specific director any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics.  If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board, any committee or any specific director, then the Secretary will promptly send a copy of such communication to each director serving on the Board, the applicable committee or the applicable director.

Executive Officers

Our Nominating and Corporate Governance Committee annually makes recommendations to our Board concerning the appointment or re-appointment of certain officers of the Company and CapStar Bank, including the Chief Executive Officer and Chief Financial Officer. On May 4, 2020, the Company announced the hiring of Michael J. Fowler as CapStar’s new Chief Financial Officer, replacing the Company’s departing Chief Financial Officer, Robert B. Anderson. Mr. Fowler’s appointment was effective July 1, 2020. On August 21, 2020, Mr. Fowler advised CapStar that due to an unexpected family health matter, he would not be able to continue in his role as Chief Financial Officer. On September 21, 2020, CapStar announced that Mr. Fowler would stay with CapStar and assume the role of Treasurer, and the Company announced that Denis J. Duncan would join the Company and serve as Chief Financial Officer.

Set forth below is background information regarding each of our executive officers, other than Mr. Schools whose biography is set forth above under the caption “Election of Directors —Director Nominees.”  There are no family relationships among any of our executive officers. Further, other than the employment agreements described in this Proxy Statement, there are no arrangements or understandings between the executive officers listed below and any other person(s) pursuant to which he or she was selected as an executive officer.

John A. Davis - Chief Operations and Technology Officer, CapStar Financial Holdings, Inc.

Mr. Davis, age 57, has served as the Chief Operations and Technology Officer for CapStar Bank since November 2019. Mr. Davis leads the deposit and loan operations, information technology and project management office of the Bank.  Mr. Davis has over 29 years of banking experience, serving most recently as the Executive Vice President and Chief Operating Officer of MidSouth Bank, NA in Louisiana from 2018 to 2019. At MidSouth Bank, Mr. Davis was responsible for overseeing and revamping the infrastructure of a bank with over $2 billion in assets. Prior to joining MidSouth Bank, Mr. Davis served as a Project Manager at Southern Bank and Trust Company from June 2017 to May 2018. Mr. Davis was previously with Yadkin Bank in Raleigh, North Carolina for approximately 11 years where he served as Senior Vice President and Director of Operations from October 2014 to May 2017. At Yadkin Bank, Mr. Davis oversaw operations and led the integrations of four bank mergers during his tenure. Mr. Davis holds a bachelor’s degree from Elon University and obtained a BAI certificate from Vanderbilt University.

Denis J. Duncan - Chief Financial Officer, CapStar Financial Holdings, Inc.

Mr. Duncan, age 62, is the Chief Financial Officer for CapStar Financial Holdings, Inc. and CapStar Bank and has served in this capacity since September 21, 2020. He recently retired from PricewaterhouseCoopers, LLP (PwC) where he was a senior banking and capital markets partner and previously served as the Partner-in-Charge of the firm’s southeast banking practice where he was lead partner for numerous PwC financial services clients including Union Planters, SunTrust, Edward Jones and Legg Mason. He brings extensive experience advising major money-center banks, regional and community banks, broker-dealers, asset managers, and insurance and real estate companies. He also serves as the Treasurer and a Board Member of the Atlanta Downtown Rotary, and as a Trustee of Oglethorpe University. He has been a previous director of YMCA of Metro Atlanta, Atlanta Opera, Grady Hospital Board of Visitors, and Tennessee Golf Association. He graduated summa cum laude with a bachelor’s degree from Lipscomb University in Nashville.

Steven E. Groom - Chief Risk Officer, General Counsel and Corporate Secretary, CapStar Financial Holdings, Inc.

Mr. Groom, 69, has been Chief Risk Officer, General Counsel and Corporate Secretary of CapStar Financial Holdings, Inc. and CapStar Bank since April 1, 2020. He has served in executive and general counsel roles with four publicly-traded companies, and has practiced law with three prominent law firms. Mr. Groom received a bachelor’s degree from Lipscomb University and a doctor of jurisprudence degree from the University of Memphis, where he was a member, editor and author of the Law Review. Mr. Groom has also received extensive training in negotiation, leadership and strategic planning from the Executive Education programs of Harvard University, the Wharton School of the University of Pennsylvania, and the Kellogg School of Management, Northwestern University. He is also a graduate of the Stanford Director’s College, the nation’s premier board leadership program.

Christopher G. Tietz - Chief Credit Officer, CapStar Financial Holdings, Inc.

Mr. Tietz, age 58, is the Chief Credit Officer of CapStar Bank. Mr. Tietz joined the Bank in March 2016 and has over 32 years of banking experience starting as a trainee of First American National Bank in Nashville in 1985 and rising to the position of Executive Vice President and Regional Senior Credit Officer for First American’s West Tennessee Region including oversight of credit functions for private banking, business banking, middle-market, and corporate banking functions.  Subsequent to his positions at First American, Mr. Tietz held various Chief Credit Officer roles at banks in the Midwest including at First Place Bank in Ohio from 2011 to 2012. From 2012 to 2016 he was Chief Credit Officer of FSG Bank in Chattanooga, Tennessee.  His experience includes capital raising activities, asset quality resolution, development of lending initiatives to achieve quality asset growth, and management and resolution of regulatory actions.  Mr. Tietz holds a bachelor’s degree from the University of Alabama.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Banking Transactions with Related Parties

Our Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers, principal shareholders and their affiliates including corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of 10% percent or more.  These loans have all been made in the ordinary course of our business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to us.  Further, such loans are and will be subject to the policies and procedures regarding related-party transactions discussed below, and they do not present us with more than the normal risk of uncollectibility or other unfavorable characteristics.

Lease of Corporate Headquarters

As of the date of this Proxy Statement, we understand that one of our principal shareholders, Mr. Gaylon Lawrence or his affiliates, who acquired a greater than 5% interest in the Company in August 2017, has an economic interest in the lease of our corporate headquarters located at 1201 Demonbreun Street, Suite 700, Nashville, Tennessee via a direct or indirect ownership in the landlord entity.  However, as of the date of this Proxy Statement, we have been unable to ascertain the extent of the ownership of Mr. Lawrence or his affiliates in the landlord entity, and, therefore, we are unable to approximate the dollar value of the interest of Mr. Lawrence or his affiliates in the lease and whether such amount is material.  Mr. Lawrence or his affiliates were not 5% or greater shareholders at the commencement of our lease in March 2017.  During the fiscal year ended December 31, 2020, the Company paid the landlord entity approximately $1,308,417 in the aggregate in rent pursuant to the terms of the lease.

Policies and Procedures Regarding Related-Party Transactions

Transactions involving the Company and/or the Bank and their respective affiliates and insiders are subject to regulatory requirements and restrictions as well as our own policies and procedures. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by our Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by our Bank to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions, including provisions in our Loan and Credit Administration Policy that place restrictions on the Bank with respect to loans to our executive officers, directors and principal shareholders.  Pursuant to its charter, our Credit Committee is responsible for ensuring that extensions of credit to directors, executive officers and their affiliates comply with all applicable law, reviewing loans that are subject to Regulation O and, if required by Regulation O and where appropriate, recommending such loans to the full Board for approval.  Our Audit and Risk Committee approves all related-party transactions that are not subject to Regulation O.

In addition, our Board has adopted a written policy governing the approval of related-party transactions that complies with all applicable requirements of the SEC and NASDAQ concerning related-party transactions. Related-party transactions, for purposes of the requirements of the SEC and NASDAQ, are transactions in which we are a participant, the amount involved exceeds $120,000 and a related-party has or will have a direct or indirect material interest.  Our related parties include our directors (including nominees for election as directors), executive officers, 5% or greater shareholders and the immediate family members of these persons. Our Chief Financial Officer, in consultation with management and outside counsel, as appropriate, will review potential related-party transactions to determine if they are subject to the policy.  If so, the transaction will be referred to our Audit and Risk Committee or, if such transaction is a loan subject to Regulation O, our Credit Committee.  In determining whether to approve a related-party transaction, our Audit and Risk Committee or Credit Committee, as applicable, will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related-party’s interest in the transaction, the appearance of an improper conflict of interests for any director, executive officer or 5% or greater shareholder, taking into account the size of the transaction and the financial position of the related-party, whether the transaction would impair a director’s independence, the acceptability of the transaction to our regulators and the potential violations of other company policies. Our Related-Party Transactions Policy is available on our website at www.ir.capstarbank.com, as an annex to our Corporate Governance Guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 16, 2021 by:

•	each shareholder known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class (3)
5% Shareholders Who Are Not Directors
Blackrock, Inc. (4)	1,269,816	5.8
Gaylon M. Lawrence, Jr. (5)	1,156,675	5.2
Directors
L. Earl Bentz (6)	240,333	1.1
Dennis C. Bottorff (7)	308,018	1.4
Jeffrey L. Cunningham	339,840	1.5
Sam B. DeVane	—	—
Thomas R. Flynn (8)	169,046	*
Louis A. Green, III (9)	114,743	*
Valora S. Gurganious	—	—
Myra NanDora Jenne (10)	82,855	*
Joelle J. Phillips	—	—
Dale W. Polley (11)	47,538	*
Timothy K. Schools (12)	66,299	*
Stephen B. Smith (13)	52,295	*
James S. Turner, Jr. (14)	259,492	1.2
Toby S. Wilt (15)	406,177	1.8
Executive Officers Who Are Not Directors
John A. Davis (16)	3,868	*
Denis J. Duncan (17)	28,862	*
Steven E. Groom (18)	2,886	*
Christopher G. Tietz (19)	70,591	*
Directors and Executive Officers as a Group (18 persons)

*	Indicates one percent or less.
(1)	Unless otherwise noted, the address for each shareholder listed in the table above is: c/o CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203.
(2)

We have determined beneficial ownership in accordance with the rules of the SEC.  These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities or to dispose or direct the disposition of securities.  A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement.  Except as disclosed in the footnotes to this table and subject to applicable community property laws, to our knowledge, each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

(3)	As of March 16, 2021, there were 22,078,293 shares of CapStar common stock outstanding.
(4)

The indicated ownership is based solely upon a Schedule 13G filed with the SEC by the beneficial owner on January 28, 2021 reporting beneficial ownership as of December 31, 2020. BlackRock, Inc. reports sole voting power with respect to 1,246,298 shares and sole dispositive power over 1,269,816 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)

The indicated ownership is based solely upon a Schedule 13D/A filed with the SEC by the beneficial owner on July 24, 2020 reporting beneficial ownership as of July 23, 2020.  Mr. Lawrence reports sole voting and sole dispositive power over all the shares included in this table. The address for Mr. Lawrence is 1201 Demonbreun Street, Suite 1460, Nashville, Tennessee 37203.

(6)	Includes shares owned by Mr. Bentz and Bentz Properties LLC, an entity he controls, including 2,167 shares of restricted stock over which Mr. Bentz retains voting control.
(7)	Includes shares owned by Mr. Bottorff, including 4,893 shares of restricted stock over which Mr. Bottorff retains voting control.
(8)

Includes shares owned by Mr. Flynn and shares held in UTMA on behalf of his two minor children, over which Mr. Flynn has voting and investment control. Also includes 1,967 shares of restricted stock over which Mr. Flynn retains voting control.

(9)

Includes shares owned by Mr. Green and members of his family, of which he does not disclaim investment or voting control. Also includes 1,688 shares of restricted stock over which Mr. Green retains voting control. Mr. Green shares voting and investment power with respect to 11,976 of these shares.

(10)	Includes shares owned by Ms. Jenne, including 1,286 shares of restricted stock over which Ms. Jenne retains voting control.
(11)	Includes shares owned by Mr. Polley, including 3,509 shares of restricted stock over which Mr. Polley retains voting control.
(12)

Includes shares owned by Mr. Schools, including 14,360 shares of restricted stock over which Mr. Schools retains voting control. Does not include 33,333 shares of our common stock underlying options that will remain subject to vesting more than 60 days after March 16, 2021.

(13)

Includes shares owned by Mr. Smith, the Matthew Carlton Smith Family Trust and the Stephen B. Smith Jr. Family Trust. Also includes 1,870 shares of restricted stock over which Mr. Smith retains voting control.

(14)	Includes shares owned by Mr. Turner, including 2,194 shares of restricted stock over which Mr. Turner retains voting control.
(15)

Includes shares owned by Mr. Wilt, including 2,074 shares of restricted stock over which Mr. Wilt retains voting control. Also includes 70,786 shares owned by WF Partners.  Mr. Wilt is the managing partner of WF Partners and has voting and investment power with respect to all such shares.

(16)

Includes shares owned by Mr. Davis, including (i) 3,675 shares of restricted stock over which Mr. Davis retains voting control and (ii) 193 equivalent shares held by unitized stock fund in the Company’s 401(k) plan based on the $17.08 closing price of the issuer’s common stock on March 16, 2021.

(17)

Includes shares owned by Mr. Duncan, including (i) 3,985 shares of restricted stock over which Mr. Duncan retains voting control and (ii) 357 equivalent shares held by unitized stock fund in the Company’s 401(k) plan based on the $17.08 closing price of the issuer’s common stock on March 16, 2021.

(18)	Includes shares owned by Mr. Groom, including 2,886 shares of restricted stock over which Mr. Groom retains voting control.
(19)

Includes shares owned by Mr. Tietz, including (i) 9,674 shares of restricted stock over which Mr. Tietz retains voting control, (ii) 1,421 equivalent shares held by unitized stock fund in the Company’s 401(k) plan based on the $17.08 closing price of the issuer’s common stock on March 16, 2021 and (iii) 25,000 shares of our common stock underlying options that are currently exercisable.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish us with copies of these reports.  Copies of Section 16(a) reports can be found on the Investor Relation’s page of our corporate website at www.ir.capstarbank.com under the category “Financials and Filings.”  Based upon a review of these filings and written representations from our directors and executive officers, we believe that all reports required to be filed with the SEC pursuant to Section 16(a) with respect to the period from January 1, 2020 through December 31, 2020 were filed in a timely manner except: each of Timothy K. Schools, Denis J. Duncan and Christopher G. Tietz filed Forms 4 on January 22, 2021 for shares of restricted stock that were awarded on November 24, 2020; John A. Davis filed a Form 4 on January 25, 2021 for shares of restricted stock that were awarded on November 24, 2020; each of John A. Davis and Jennie O’Bryan filed forms 3 on March 13, 2020 upon being designated executive officers of the Company on March 5, 2020; Michael J. Fowler filed a form 3 on August 7, 2020 upon being designated an executive officer of the Company on May 4, 2020; Denis J. Duncan filed a form 3 on September 29, 2020 upon being designated an executive officer of the Company on September 21, 2020; Joelle J. Phillips filed a form 3 on May 11, 2020 upon being appointed a director of the Company on April 24, 2020.

EXECUTIVE COMPENSATION

We are providing executive compensation disclosure that satisfies the requirements applicable to “emerging growth companies,” as such term is defined in the Jumpstart Our Business Startups Act of 2012.  Our named executive officers for 2020 include the following:

•	Timothy K. Schools, Chief Executive Officer and President of CapStar Financial Holdings, Inc.;
•	John A. Davis, Chief Operations and Technology Officer of CapStar Financial Holdings, Inc.

•	Christopher G. Tietz, Chief Credit Officer of CapStar Financial Holdings, Inc.

•	Robert B. Anderson, Former Chief Financial Officer and Chief Administrative Officer of CapStar Financial Holdings, Inc.

Summary Compensation Table

The following table sets forth information regarding the compensation earned by or paid or awarded to each of our named executive officers during 2020 and 2019.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	Nonequity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Timothy K. Schools (4)	2020	$525,000	$200,454	$—	$116,736	$117,577	$959,767
Chief Executive Officer and President - CapStar Financial Holdings, Inc.	2019	311,266	91,264	267,291	116,736	9,005	795,562
John A. Davis (5)	2020	$250,000	$59,650	$—	$—	$62,112	$371,762
Chief Operations & Technology Officer - CapStar Financial Holdings, Inc.
Christopher G. Tietz	2020	$315,000	$90,213	$—	$87,031	$12,703	$504,947
Chief Credit Officer - CapStar Financial Holdings, Inc.	2019	315,000	85,041	—	87,031	11,173	498,245
Robert B. Anderson (6)	2020	$177,500	$—	$—	$143,815	$756,843	$1,078,158
Former Chief Financial Officer and Chief Administrative Officer - CapStar Financial Holdings, Inc.	2019	355,000	95,836	—	142,981	11,713	605,530

(1)

The amounts represent the aggregate grant date fair value of restricted stock awards and stock option awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. Refer to Note 18, “Stock Options and Restricted Shares,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.  These restricted stock awards and stock option awards were granted pursuant to the CapStar Bank 2008 Stock Incentive Plan and the CapStar Financial Holdings, Inc. Stock Incentive Plan.  For more information regarding our long-term equity incentive plans and the grants of these awards, see the discussion under the caption “— Narrative Discussion of Summary Compensation Table — Long-Term Equity Compensation” below.  These amounts do not necessarily reflect the actual amounts that were paid to, or that may be realized by, the named executive officers for any of the fiscal years reflected.

(2)

The amounts listed in this column reflect the dollar amounts of annual cash incentive awards paid to our named executive officers.  For more information regarding annual cash incentive awards paid to our named executive officers, see the discussion under the caption “— Narrative Discussion of Summary Compensation Table — Components of Compensation — Annual Cash Incentive Awards” below.

(3)	The following table shows the specific details regarding all other compensation earned by our named executive officers during 2020:
Name	401(k) Contribution	Relocation Bonus	Phone Allowance	Sign-On Bonus	Severance	Long-Term Disability/Group Term Life
Timothy K. Schools	$8,550	$108,060	$—	$—	$—	$967
John A. Davis	7,500	—	—	52,000	—	2,612
Christopher G. Tietz	8,550	—	1,380	—	—	2,773
Robert B. Anderson	5,325	—	690	—	750,344	484

(4)

Mr. Schools was hired on May 13, 2019. The compensation shown for Mr. Schools in the Summary Compensation Table for 2019 is prorated and represents the amounts paid to or earned by Mr. Schools for the fiscal year 2019 since he began employment with the Company on May 13, 2019.

(5)	Mr. Davis was designated an Executive Officer of the Company on March 5, 2020 and, therefore, was not one of the Company’s named executive officers in 2019.

(6)

Effective June 30, 2020, Mr. Anderson was separated from the company and his position as the Company’s Chief Financial Officer and Chief Administrative Officer. The compensation shown for Mr. Anderson in the Summary Compensation Table represents the compensation paid to or earned by Mr. Anderson including separation pay.

Narrative Discussion of Summary Compensation Table

General.  We have compensated our named executive officers through a combination of base salary, annual cash incentive awards, long-term equity incentive compensation and other benefits, including perquisites.  Each of our named executive officers has substantial responsibilities in connection with the day-to-day operations of the Company and our Bank, and together function as a leadership team responsible for the success of the organization.

Compensation Philosophy.  As an organization, we focus on sound, profitable growth. We seek to address client needs, maintain critical quality standards and drive shareholder value, and our overall compensation philosophy is a direct reflection of those values.  Our executive compensation program carries out these values by rewarding our named executive officers for the achievement of specific short- and long-term individual and corporate goals and the realization of increased value to our shareholders.  Our goal is to provide compensation that is fair to our named executive officers, focused on performance, and aligned with the long-term best interests of our shareholders.

In regards to overall base compensation levels, we target levels that approximate the median of our peers, taking into consideration company and individual performance. We aim to provide performance based short-term incentive opportunities that are in line with those of our peers at the market median but allow for superior rewards for superior performance that will move cash compensation (base salary and annual cash incentive awards) to the upper quartile of market.  In addition, we provide our named executive officers the opportunity to participate in the long-term success of the Company by granting equity incentive awards.  We are also committed to helping maintain the health and welfare of our named executive officers and offer competitive benefits packages.  Our philosophy is to maintain a total compensation package at the median of market if performance expectations are met and at the upper quartile of market if performance expectations are exceeded.

Compensation Process.  Our Compensation and Human Resources Committee regularly reviews our executive compensation program to ensure it achieves our desired goals and is responsible for approving compensation arrangements for each of our named executive officers.  As part of this process, the committee annually reviews and approves corporate goals and objectives relevant to the compensation of our named executive officers and evaluates the performance of the named executive officers in light of these goals and objectives. The committee approves the compensation levels for the named executive officers based on such evaluation, with consideration for each individual’s role and responsibilities within the leadership team.  The committee annually reviews our incentive compensation arrangements to confirm they do not encourage unnecessary risk-taking.  In determining the long-term incentive component of our executive compensation program, the Compensation and Human Resources Committee considers our performance and relative shareholder return, the value of similar incentive awards to the named executive officers of our peers and the awards given to our named executive officers in past years.

Components of Compensation.  Our executive compensation program consists primarily of the following elements:

•	base salary;

•	annual cash incentive awards;

•	long-term equity compensation;

•	participation in our 401(k) Plan, to which we make annual contributions;

•	health and welfare benefits; and

•	perquisites.

Base Salary.  The base salaries of our named executive officers have been historically reviewed and set annually by our Board through the review and recommendations of our Compensation and Human Resources Committee as part of our performance review process.  Base salaries are also reviewed upon the promotion of an executive officer to a new position or another change in job responsibility.  In establishing base salaries for our named executive officers, our Compensation and Human Resources Committee has relied on external market data and peer data obtained from outside sources, including independent compensation consultants.  In addition to considering the information obtained from such sources, our Compensation and Human Resources Committee considers:

•	each named executive officer’s scope of responsibility;

•	each named executive officer’s years of experience;

•	the types and amount of the elements of compensation to be paid to each named executive officer;

•

our financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

•	each named executive officer’s individual performance and contributions to our performance, including leadership and team work.

Annual Cash Incentive Awards.  Each year our named executive officers are eligible to receive an annual cash incentive award as determined by the Compensation and Human Resources Committee.  These awards to our named executive officers are based on their achievement of individual performance goals and on our achievement of various organizational metrics to be determined by the Compensation and Human Resources Committee annually. Annual cash incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year.  These annual cash incentive awards are recommended and approved by the Compensation and Human Resources Committee but are ultimately subject to the discretion of the Board each year as to whether and in what amounts they will be paid.

We believe that our cash-based Annual Incentive Plan for our Named Executive Officers is well designed to align our strategic objectives with short-term and long-term shareholder value and to not encourage risky employee behavior. The corporate performance metrics take into consideration income statement, credit quality and equity factors.  Threshold goals under such measures were reasonably achievable with good performance and therefore were sufficiently challenging but not overly difficult.  Specified performance metrics did not include steep cliffs for not achieving nor exponential upside to achieving them (prorating awards at various performance levels). In addition, based on peer group comparisons, the incentives payable to our executive officers were capped at reasonable levels and the maximum awards represent an appropriate portion of total pay.

We have adopted a compensation clawback policy which allows the Company to recoup awards under certain circumstances, such as a material misstatement of financial performance. For more information regarding our clawback policy, see “—Narrative Discussion of Summary Compensation Table — Executive Compensation Enhancements — Clawback Policy” below.

Long-Term Equity Compensation.  Prior to the incorporation of CapStar Financial Holdings, Inc. and the completion of a share exchange with the shareholders of CapStar Bank (the “Share Exchange”), we issued long-term equity incentive awards under the CapStar Bank 2008 Stock Incentive Plan (the “2008 Stock Incentive Plan”). In 2016, in connection with the Share Exchange, the outstanding awards of restricted stock and stock options previously granted under the 2008 Stock Incentive Plan were exchanged for similar long-term equity incentive awards issued by CapStar Financial Holdings, Inc. under the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “2016 Stock Incentive Plan”).

The 2016 Stock Incentive Plan provides for the grant of stock-based incentives, including stock options, restricted stock units, performance awards and restricted stock, to employees, directors and service providers that are subject to forfeiture until vesting conditions have been satisfied by the award recipient under the terms of the award.  We believe these awards help align the interests of our named executive officers and our shareholders and reward our named executive officers for improved Company performance. Specifically, the 2016 Stock Incentive Plan, like the 2008 Stock Incentive Plan, is intended to provide incentives to certain officers, employees, and directors to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for our long-term growth and profitability.  Additionally, the 2016 Stock Incentive Plan is intended to encourage stock ownership as a means of rewarding and retaining officers, employees and directors.  The Board initially reserved a total of 1,969,475 shares of common stock for issuance pursuant to the 2016 Stock Incentive Plan. In 2018, the Company’s shareholders approved an amendment to the 2016 Stock Incentive Plan which added an additional 400,000 shares of common stock to the 2016 Stock Incentive Plan and, as of March 16, 2021, there were 144,454 shares of common stock remaining for issuance under the terms of the 2016 Stock Incentive Plan.

The 2016 Stock Incentive Plan is administered by our Compensation and Human Resources Committee. In order to be eligible for participation in the 2016 Stock Incentive Plan, an individual must be an officer, employee, director or other service provider of the Company or otherwise be an affiliate of the Company.  In determining awards under the 2016 Stock Incentive Plan, the Compensation and Human Resources Committee takes into account the nature of the services rendered by the eligible individual, their present and potential contributions to our success, and such other factors as the Compensation and Human Resources Committee deems relevant.

On November 24, 2020, we granted 15,754 shares, 7,090 shares and 4,688 shares of restricted stock to each of Mr. Schools, Mr. Tietz and Mr. Davis, respectively, which are subject to the achievement of certain performance goals specified by the Performance-Based Incentive Program or time-based vesting periods. For more information regarding our Performance-Based Incentive Program, see “Performance-Based Incentive Program” explained in further detail below. On May 26, 2019, we granted 50,000 stock option awards to Mr. Schools in connection with his hiring that month. On January 23, 2019, we granted 2,734 shares of restricted stock to Mr. Anderson and 2,357 shares of restricted stock to Mr. Tietz, which were earned by the named executive officers in 2018.  The awards granted in 2020 and 2019 were granted pursuant to the 2016 Stock Incentive Plan.

The stock option awards granted to Mr. Schools in May 2019 vest ratably over a three-year period, with one-third of the option subject to the award vesting on each of the first three anniversaries of the grant date. Stock awards that were granted in December 2018 were fully vested upon issuance. Stock awards that were granted in 2018 and 2019 vest ratably over a three-year period from the grant date, with one-third of the stock subject to the award vesting on each of the first three anniversaries of the grant date.  Notwithstanding such vesting schedules, the vesting of such awards will be accelerated in the event of the holder’s death or disability while in the service of the Company or upon such other event as determined by the Compensation and Human Resources Committee in its sole discretion.  Vesting may also be accelerated upon certain extraordinary events (such as a change in control).  Unvested shares issued as restricted stock awards must be retained by the executive officer and therefore may not be sold, transferred or otherwise disposed of and shall not be pledged, assigned or otherwise hypothecated or encumbered during the vesting periods.

CapStar Bank 401(k) Plan.  The CapStar Bank 401(k) Plan (the “401(k) Plan”) is designed to provide retirement benefits to all eligible full-time and part-time employees.  The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Mr. Anderson and Mr. Tietz were eligible to participate in the 401(k) Plan during 2020, and 2019. Mr. Davis and Mr. Schools were eligible to participate in the 401(k) Plan in 2020 and beginning from their respective dates of hire in 2019. As participants, our named executive officers may elect to participate in the 401(k) Plan on the same basis as all other employees.  We have elected a safe harbor 401(k) Plan and as such make an annual contribution of 3% of the employees’ salaries annually.  An employee does not have to contribute to receive the employer contribution.

Health and Welfare Benefits.  Our named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. Messrs. Davis, Schools and Tietz are entitled to life insurance in an amount equal to two times their respective base salary, subject to a maximum amount of $400,000. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

Perquisites.  We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions.  Our Compensation and Human Resources Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers.  Based on these periodic reviews, perquisites are awarded or adjusted on an individual basis.  The perquisites received by our named executive officers in 2020 and 2019 included automobile and phone allowances. For more information, see footnote 3 to the Summary Compensation Table above.

Section 162(m) of the Code.  Section 162(m) of the Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our named executive officers. Section 162(m) of the Code was amended by the Tax Cut and Jobs Act of 2017 so that the exceptions for payment of “performance based compensation” and commissions have been eliminated. In 2020, compensation paid to our named executive officers did not exceed $1 million, with the exception of Mr. Anderson, whose total compensation was $1,078,158. Therefore, the amount of compensation paid to Mr. Anderson in excess of $1 million is not deductible for corporate tax purposes. The tax-deductibility of compensation paid to our other named executive officers was not limited by Section 162(m) of the Code.

Executive Compensation and Corporate Governance Enhancements

We have implemented the following enhancements to our executive compensation program:

Clawback Policy. Incentive awards that are provided to our executive officers, including our named executive officers, and that are based on Company financial metrics are subject to our compensation clawback policy.  This clawback policy allows us to recoup awards that have been previously paid or awarded under certain circumstances, such as a material misstatement of the Company’s financial performance.  Annual cash incentive awards paid and equity awards granted to our named executive officers are subject to our “clawback” policy.

Insider Trading Policy with an Anti-Hedging Provision.  We maintain an insider trading policy that seeks to prevent insider trading or allegations of insider trading, that seeks to protect the Company’s reputation for adhering to the highest standards of conduct and that includes an anti-hedging provision.  Additionally, the policy states that specific restrictions upon trading, such as specified trading windows and blackout periods, must be adhered to.  We believe it is improper and inappropriate for of our personnel to engage in short-term or speculative transactions involving our stock, so those persons who are subject to the policy are prohibited from the following:

•	Trading while in possession of material non-public information;

•	Tipping information to others;

•	Trading in our securities on a short-term basis (securities should be held for a minimum of six months);

•	Selling our stock short;

•	Buying or selling, on an exchange or in any other organized market, puts or calls or other derivative instruments that relate to the future value of our stock;

•	Hedging their investment in our stock through covered calls, collars or other derivative transactions; and

•	Holding our stock in a margin account or pledge a significant amount of our stock as collateral for a loan.

Disclosure Committee.  The Disclosure Committee is composed of members of management.  This committee has established controls and procedures designed to ensure that information the Company may be required to disclose is gathered and communicated to the committee and that all required disclosures are made in a timely and accurate manner.  The committee has implemented a financial review process that enables our Chief Executive Officer and Chief Financial Officer to certify our quarterly and annual reports, as well as procedures designed to ensure our compliance with SEC Regulation FD (Fair Disclosure).

Outstanding Equity Awards at Year End

The following table provides information regarding outstanding equity awards held by the named executive officers as of December 31, 2020.

	Option Awards					Stock Awards
Name of Executive	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Grant Date	Number of Shares that have not Vested (2) (3)	Market Value of Shares of Stock that have not Vested ($) (4)
Timothy K. Schools	5/22/2019	16,666	33,334	$14.84	5/22/2029	—	—	—
	—	—	—	—	—	1/31/2020	4,019	$59,280
	—	—	—	—	—	11/24/2020	15,754	$232,372
John A. Davis	—	—	—	—	—	11/24/2020	4,688	$69,148
Christopher G. Tietz (5)	3/2/2016	25,000	—	$13.22	3/2/2026	—	—	—
	—	—	—	—	—	4/25/2018	550	$8,113
	—	—	—	—	—	1/24/2019	1,572	$23,187
	—	—	—	—	—	1/31/2020	3,745	$55,239
	—	—	—	—	—	11/24/2020	7,090	$104,578
Robert B. Anderson (5)	12/10/2012	50,000	—	$12.27	12/10/2022	—	—	—
	2/27/2015	30,000	—	$11.41	2/27/2025	—	—	—

(1)

The option awards to Mr. Schools vest over a three-year period from the grant date, with one-third of the options under the grant becoming exercisable on each of the first three anniversaries of the grant date. With the exception of the option awards to Mr. Schools, these option awards vest over a four-year period from the grant date, with one-fourth of the options under the grant becoming exercisable on each of the first four anniversaries of the grant date.

(2)

Stock awards that were granted in April 2018, January 2019 and January 2020 vest over a three-year period from the grant date with one-third of the stock subject to the award vesting on each of the first three anniversaries of the grant date.

(3)

Stock awards that were granted in November 2020 vest over a two-year period from the grant date with one-half of the stock subject to the award vesting on each of the first two anniversaries of the grant date, except for 9,452, 4,254 and 2,813 shares of restricted common stock that were granted to each of Messrs. Schools, Tietz and Davis which are performance awards subject to achievement of certain performance goals measured over a performance period from January 1, 2020 to December 31, 2022. These performance awards vest as soon as practicable after the end of the performance period.

(4)	Market value of restricted common stock is based on the closing price of $14.75 of our common stock on December 31, 2020 (rounded to the nearest whole dollar).
(5)

Does not include 5,600 and 13,800 shares of common stock granted to Messrs. Anderson and Tietz, respectively, on December 28, 2018, because the shares were fully vested upon issuance. See “Executive Compensation — Narrative Discussion of Summary Compensation Table — Components of Compensation — Long-Term Equity Compensation.”

Employment Agreements

We have employment agreements with Mr. Schools and Mr. Tietz. Our other named executive officers do not have employment agreements. The employment agreement for Mr. Schools specifies a three-year period of employment that expires on May 13, 2022 with an option for annual renewal by mutual agreement of the parties. The employment agreement for Mr. Tietz specifies a two-year, six-month term of employment until May 31, 2021 and the option for annual renewal by mutual agreement. All parties have the right to terminate the employment agreements at any time, with or without cause, as defined in the employment agreements, subject to the potential for severance payments as discussed below.  The employment agreements specify each executive’s base salary and eligibility to participate in certain benefits programs.

Potential Payments upon Termination or Change in Control.  Our employment agreements with our named executive officers provide for certain severance payments to be made in connection with the termination of employment in certain circumstances.

•

Specifically, these officers are entitled to a severance payment equal to continued payment of base salary and benefits in the event we terminate the employment agreements without cause or the executive resigns for good reason, as such terms are defined in the employment agreement.  For Mr. Schools, base salary and benefits would continue for a period of 24 months following termination.  For Mr. Tietz, base salary and benefits would be continued for 12 months from termination.

•

For termination occurring within 12 months of a change in control, as defined in the employment agreement, Messrs. Schools and Tietz would receive payments equal to two times their respective base salary (payable in 24 equal monthly installments) and continuation of benefits for 24 months from termination, unless employment was terminated with cause or by reason of disability or the executive resigned without good reason, as defined in their employment agreements. For Mr. Davis, base salary and benefits would continue for a period of 18 months from termination.

Confidentiality and Restrictive Covenants.  Under the employment agreements, our named executive officers agree to maintain the confidentiality of non-public information and trade secrets learned during the course of employment and further agree that we maintain ownership over their work product.  In addition, the executives are subject to restrictive covenants relating to their ability to (i) solicit our clients for or on behalf of a competing business, (ii) solicit employees of us or our Bank for another business, or (iii) engage in a competing business that operates in Davidson or Williamson Counties, Tennessee, or any other county inside or outside of Tennessee in which we operate.  These restrictions apply for the duration of employment and following termination for a period of 24 months for Mr. Schools and for a period of 12 months for Messrs. Anderson and Tietz.

2020 Compensation Update

Performance-Based Incentive Program.  In 2019, the Compensation and Human Resources Committee of the Board adopted an incentive award program (the “LTIP”) under the existing Stock Incentive Plan pursuant to which awards having performance-based vesting restrictions were granted to our executive officers which will fully vest in 2022.

In 2020, the company amended the LTIP plan under the existing Stock Incentive Plan pursuant to which awards having performance and service-based vesting restrictions were granted to our executive officers.  The Compensation and Human Resources Committee adopted objective performance targets including the following three financial goals: Relative Return on Average Assets, Relative Earnings Per Share Growth, and Relative Tangible Book Value Per Share Growth. Once the number of earned PSUs is determined for each financial goal, the total number of earned PSUs is modified based upon the Relative Total Shareholder Return (“TSR”) of CapStar’s common stock compared to the TSRs of the components of a predetermined group of peer companies as listed in the award agreement (“Peer Group”). TSR for CapStar and each peer company will be calculated over the period from January 1, 2020 through December 31, 2022 (“Performance Period”) that must have been satisfied before the Compensation and Human Resources Committee could make awards to our executive officers. On November 25, 2020, the Compensation and Human Resources Committee approved the 2020 LTIP stock awards for our executive officers.  Under the plan the targeted performance-based shares awarded were 9,452, 2,813 and 4,254 shares of restricted stock to Mr. Schools, Mr. Davis, and Mr. Tietz, respectively, under the performance-based component of the LTIP. The performance-based shares earned by our named executive officers will vest as soon as administratively possible after the end of the performance period, conditioned upon the continued employment of the executive officer.  On the same date, the Compensation and Human Resources Committee awarded 6,302, 1,875 and 2,836 shares of restricted stock to Mr. Schools, Mr. Davis, and Mr. Tietz, respectively, under the service-based component of the LTIP.  The service-based shares earned by our named executive officers will vest annually over a two-year period, conditioned upon the continued employment of the executive officer.

On March 3, 2021, we granted restricted stock awards to our directors who are not executive officers consistent with our 2020 Director Compensation Program, as described in the section entitled “Director Compensation” below.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee has reviewed and discussed with management the information contained in the Executive Compensation section of this Proxy Statement and recommended to the Board that the Executive Compensation be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Submitted by the Compensation and Human Resources Committee of the Board:

Thomas R. Flynn (Chair) Dennis C. Bottorff
Sam B. DeVane Myra NanDora Jenne
Toby S. Wilt

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

DIRECTOR COMPENSATION

During 2020, our non-employee directors received compensation for service and attendance based upon the following compensation program guidelines (“2020 Director Compensation Program”):

•	$75,000 annual retainer for the Chairman of the Board;

•	$37,500 annual retainer for the Vice-Chairs of the Board;

•	$26,000 annual retainer for directors;
•	$10,000 annual retainer for director attendance at meetings of the Board;

•	$7,500 annual retainer for Audit and Risk Committee Chair, $5,000 annual retainer for Nominating and Corporate Governance Committee Chair and $6,000 annual retainer for all other committee Chairs;

•

$7,500 annual retainer for Audit and Risk Committee members; $6,000 annual retainer for Compensation and Human Resources, Credit Committee and Community Affairs members; $4,000 annual retainer for Nominating and Corporate Governance Committee members; and

•	$500 for each meeting of the Executive Loan Committee.

Mr. Schools did not receive fees or other compensation for his service as a director of our Company in 2020.  Other than the retainers for our Chairman of the Board and the retainers for the Vice-Chairs of the Board, which are paid in one-third cash in equal monthly payments and two-thirds restricted stock awards, all director compensation is generally paid in equal parts cash and restricted stock awards that vest ratably over three years.  The following table sets forth information regarding compensation paid to our directors for 2020 that were not named executive officers:

		Fees Earned or Paid in Restricted Stock
Name	Fees Earned or Paid in Cash	Amount ($)(1)	Actual Number of Restricted Shares (2)	Total
Dennis C. Bottorff	$48,000	$73,000	4,612	$121,000
L. Earl Bentz	28,500	28,500	1,800	57,000
Jeffrey L. Cunningham	36,333	44,667	2,822	81,000
Thomas R. Flynn	28,000	28,000	1,769	56,000
Julie D. Frist	12,667	16,833	1,063	29,500
Louis A. Green III	24,417	24,417	1,542	48,834
Myra NanDora Jenne	25,667	25,667	1,621	51,334
Joelle J. Phillips	21,333	21,333	1,348	42,666
Dale W. Polley	40,083	52,583	3,321	92,666
Timothy K. Schools (3)	—	—	—	—
Stephen B. Smith	26,417	26,417	1,669	52,834
James S. Turner, Jr.	29,750	29,750	1,879	59,500
Toby S. Wilt	26,250	26,250	1,658	52,500

(1)

The amounts set forth in this column represent the value of incentive awards approved by our Board pursuant to our 2020 Director Compensation Program, as described above. The aggregate grant date fair value of restricted stock awards for the year ended December 31, 2020 are computed in accordance with FASB ASC Topic 718 based on the closing price per share of $15.83 on February 23, 2021, the closest practical date prior to the date of the awards.

(2)

The amounts set forth in this column represent the actual number of shares of restricted stock awarded to our directors for the year ended December 31, 2020, determined by dividing the value of awards approved by the Board by the closing price of $15.83 per share on February 23, 2021, the closest practical date prior to the date of the awards , and then rounding to the nearest whole share.

(3)    Mr. Schools did not receive fees or other compensation for his service as a director of the Company in 2020, given his service as an employee of the Company.

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee consists of five non-employee directors all of whom have been determined by the Board to qualify as independent directors under SOX and the rules and regulations of NASDAQ and the SEC.  The Audit and Risk Committee operates under a written charter adopted by the Board. The Audit and Risk Committee’s Charter is evaluated annually to ensure compliance with SEC rules and regulations and NASDAQ listing standards and was last reviewed on March 4, 2021.  A copy of the Audit and Risk Committee’s Charter is available on the Company’s Investor Relations webpage at www.ir.capstarbank.com under the caption “Corporate Governance – Documents & Charters.”

The Audit & Risk Committee oversees the Company’s auditing, accounting and financial reporting processes on behalf of the Board.  In fulfilling its oversight responsibilities, the Audit and Risk Committee, among other things, reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2020, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit and Risk Committee is responsible for approving and recommending to the Board the selection of the Company’s independent auditors annually. The Audit and Risk Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees).  In addition, the Audit and Risk Committee has received from the independent auditors the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communication with the Audit Committee concerning independence, and the Audit and Risk Committee has discussed with the independent auditors the independent auditors’ independence from the Company and its management.  The Audit and Risk Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence and has concluded that such provision is compatible with the auditors’ independence.

The Audit and Risk Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits.  The Audit and Risk Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Submitted by the Audit and Risk Committee of the Board of Directors:

Dale W. Polley (Chair)
L. Earl Bentz
Sam B. DeVane
Thomas R. Flynn Louis A. Green III

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act and/or the Exchange Act.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Board, as recommended and approved by the Audit and Risk Committee, has appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2021 and seeks ratification of the appointment by our shareholders. Elliott Davis, LLC has served as our independent registered public accounting firm since 2017. The Board, however, retains sole authority over the appointment and replacement of the Company’s independent registered public accounting firm. As a result, despite any ratification of this engagement of Elliott Davis, LLC by the Company’s shareholders, the Board will continue to be authorized to terminate the engagement at any time during the year, to retain another independent registered public accounting firm to examine and audit the consolidated financial statements of the Company for fiscal year ending December 31, 2021, or to take any other related action if judged by the Board to be in the best interests of the Company.  If the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2021 is not ratified by the shareholders, then the matter will be referred to the Audit and Risk Committee for further review and action.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by Elliott Davis, LLC for the two most recent fiscal years ended December 31, 2020 and December 31, 2019, respectively:

	2020	2019
Audit Fees (1)	$260,250	$227,825
Audit-Related Fees (2)	12,000	12,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$272,250	$239,825

(1)

Audit fees relate to services rendered in connection with the annual independent audit of the Company’s consolidated financial statements for the years ended December 31, 2020 and 2019 and reviews of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and registration statements on Forms S-3 and S-4.

(2)	Audit-related fees relate to services rendered in connection with a required regulatory audit for the U.S. Department of Housing and Urban Development.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit and Risk Committee reviews and pre-approves audit and permissible non-audit services performed by the Company’s independent registered public accounting firm as well as the scope, fees, and other terms of such services.  The Audit and Risk Committee may not approve any service that individually or in the aggregate may impair, in the Audit and Risk Committee’s opinion, the independence of the independent registered public accounting firm.  The Audit and Risk Committee may delegate to one or more designated committee members the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to pre-approve shall be presented to the full Audit and Risk Committee at its next scheduled meeting.  The Audit and Risk Committee has delegated its authority to pre-approve audit, audit-related, and non-audit services to the Chair of the Committee.  For the fiscal years 2020 and 2019, respectively, all of the audit and non-audit services provided by the Company’s independent registered public accounting firm were pre-approved by the Chair of the Audit and Risk Committee in accordance with the Audit and Risk Committee Charter.

Participation of Representatives of Independent Registered Public Accounting Firm

Representatives of Elliott Davis, LLC will participate in the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Required Vote

Shareholder ratification of the Audit and Risk Committee’s appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2021 is not required by our Bylaws or otherwise.  Nonetheless, the Board has elected to submit the appointment of Elliott Davis, LLC to our shareholders for ratification.

If a quorum is present, this Proposal 2 will be approved if the votes cast for Proposal 2 exceed the votes cast against Proposal 2. If this Proposal 2 is not approved, the matter will be referred to the Audit and Risk Committee for further review.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ELLIOTT DAVIS, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

PROPOSAL 3

APPROVAL OF THE

2021 CAPSTAR FINANCIAL HOLDINGS, INC. STOCK INCENTIVE PLAN

Background and Purpose of the Proposal

On March 4, 2021, subject to the approval of our shareholders, our Board of Directors, on the recommendation of the Compensation and Human Resources Committee adopted the CapStar Financial Holdings, Inc. 2021 Stock Incentive Plan (the “2021 Stock Incentive Plan”), which supersedes and replaces the 2016 Stock Incentive Plan, to:

•

Carry over the shares available for grant (144,454) from the 2016 Stock Incentive Plan to the 2021 Stock Incentive Plan and increase the number of shares available for grant under the 2021 Stock Incentive Plan by 800,000 shares;

•

Update and improve certain definitions and provisions of the 2021 Stock Incentive Plan to provide enhanced administration and more clarity pertaining to the terms and conditions of shares granted under the 2021 Stock Incentive Plan.

We are submitting the 2021 Stock Incentive Plan to our shareholders for approval at the Annual Meeting. The 2021 Stock Incentive Plan will not be implemented unless it is approved by our shareholders, in which case we will continue to grant stock based awards under the 2016 Stock Incentive Plan until the shares remaining available for issuance are exhausted. We believe approval of the 2021 Stock Incentive Plan is advisable to ensure the Company has a sufficient reserve of common stock available for our compensation programs and to reflect current best practices for stock incentive plans.

We recognize that the 2021 Stock Incentive Plan, if approved, will create additional “overhang” on our outstanding shares. Overhang is the potential dilutive effect of the 2021 Stock Incentive Plan, calculated as a percentage of our outstanding shares. We have calculated the potential dilutive effect as follows, based on 22,078,293 common shares that were outstanding on March 16, 2021.

	Current Overhang	Effect of 2021 Stock Incentive Plan
Outstanding Stock Options	224,089	224,089
Current Share Reserve	144,454	944,454
Total Shares	368,543	1,168,543

Potential dilution of outstanding stock options and the share reserve	1.67%	5.29%

We believe that approval of the 2021 Stock Incentive Plan will give us the flexibility to continue making stock-based grants and other awards permitted under the 2021 Stock Incentive Plan in amounts determined appropriate by the Compensation and Human Resources Committee. While we are aware of the potential dilutive effect of grants of equity awards, we believe that there are significant motivational and performance benefits to be achieved from a compensatory equity incentive program

Key Reasons to Vote for this Proposal:

•

Equity awards are a key part of our compensation program. We believe that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) contributes to a culture of ownership among our employees and other service providers, (ii) aligns our employees’ interests with the interests of our other stockholders, and (iii) preserves our cash resources. It has been our practice to grant equity broadly throughout the organization, not just to executive officers and directors. We believe that our ability to compensate with equity awards is essential to our efforts to attract and retain top talent.

•

The 2021 Stock Incentive Plan provides necessary flexibility to the Compensation and Human Resources Committee. Specifically, the 2021 Stock Incentive Plan provides for the grant of stock options, restricted stock units, performance awards, restricted stock and dividend equivalent rights, to employees, directors and consultants. The flexibility inherent in the 2021 Stock Incentive Plan permits the Compensation and Human Resources Committee to change the type, terms and conditions of awards as circumstances may change. We believe that this flexibility is particularly important for a public company such as ours, given the volatility of the public markets and reactions to economic and world events, especially given the current COVID-19 pandemic. Equity compensation, which aligns the long-term interests of both executives and our stockholders, is an important tool for us which without the stockholder approval of this Proposal 3 will not be available in any meaningful way.

Key Compensation Practices Reflected in the 2021 Stock Incentive Plan

The 2021 Stock Incentive Plan contains a number of provisions that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including:

•	No repricing of stock options and stock appreciation rights. The 2021 Stock Incentive Plan prohibits the repricing of stock options and stock appreciation rights without stockholder approval.
•	No discounted stock options. The exercise price for a stock option may not be less than the fair market value of the underlying stock at the time the option is granted.
•

No liberal share recycling. The following shares will not become available again for issuance under the 2021 Stock Incentive Plan: (i) shares used to satisfy the applicable tax withholding obligation or payment of the exercise price; (ii) shares that were subject to a stock-settled stock appreciation right and were not issued under the net settlement or net exercise of such stock appreciation right; (iii) shares tendered to satisfy the payment of the exercise price of a stock option; or (iii) shares repurchased by us with proceeds received from the exercise of a stock option.

•	No liberal definition of “change in control.” No change in control would be triggered on mere stockholder approval of a transaction.
•

Limits on dividends and dividend equivalents. The 2021 Stock Incentive Plan prohibits the payment of dividends or dividend equivalents on stock options and stock appreciation rights, and provides that no dividends or dividend equivalents granted in relation to full value awards that are subject to vesting shall be settled prior to the date that such full value award (or applicable portion thereof) becomes vested and is settled.

•	Minimum vesting for all awards. Subject to certain limited exceptions, a minimum vesting of one year is prescribed for all awards.

The following is a summary of the material provisions of the 2021 Stock Incentive Plan, as proposed to the shareholders. This summary is qualified in its entirety by reference to the complete text of the 2021 Stock Incentive Plan, which is attached as Appendix A to this Proxy Statement and incorporated by reference into this Proposal 3.

General Description of the 2021 Stock Incentive Plan

General. The 2021 Stock Incentive Plan provides for the grant of stock-based incentives, including stock options, restricted stock units, performance awards, restricted stock and dividend equivalent rights, to employees, directors and consultants. Awards are subject to forfeiture until vesting conditions have been satisfied by the award recipient under the terms of the award. The 2021 Stock Incentive Plan is intended to provide incentives to certain officers, employees, directors and consultants to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for our long-term growth and profitability. Additionally, the 2021 Stock Incentive Plan is intended to encourage stock ownership as a means of rewarding and retaining officers, employees and directors and aligning their interests with shareholders. As of March 16, 2021, we had 380 employees, no consultants and 13 non-employee directors eligible to participate in the 2021 Stock Incentive Plan,

The common stock available to be issued under the 2021 Stock Incentive Plan consists of authorized but unissued shares. If an award is forfeited or otherwise terminates, the shares of common stock covered by the award become available for new awards. However, shares of common stock subject to any award may not again be made available for issuance under the 2021 Stock Incentive Plan if such shares: (i) were subject to a stock-settled stock appreciation right and were not issued under the net settlement or net exercise of such stock appreciation right, (ii) used to pay the exercise price of an option, (iii) delivered to or withheld by the Company to pay the withholding taxes related to an award, or (iv) shares repurchased on the open market with the proceeds of an option exercise.

The 2016 Stock Incentive Plan currently has reserved an aggregate of 1,969,475 shares of common stock to be awarded under the 2016 Stock Incentive Plan, of which 144,454 shares remain available for grant as of March 16, 2021. If the shareholders approve the 2021 Stock Incentive Plan, it will provide for a total of 1,168,543 authorized shares of common stock available for future grant. In addition, awards outstanding under the 2016 Stock Incentive Plan that are forfeited, canceled or otherwise terminated (other than by exercise) on or after the date of adoption of the 2021 Stock Incentive Plan shall be added back to the shares of available for issuance under the 2021 Stock Incentive Plan.  In addition, the maximum aggregate number of shares of Stock that may be delivered under the Plan as a result of the exercise of Incentive Stock Options shall be 1,168,543 shares.

Administration and Eligibility. The Plan is administered by our Compensation and Human Resources Committee. Subject to the terms of the 2021 Stock Incentive Plan, the Compensation and Human Resources Committee may select participants to receive awards, determine the types of awards, determine the terms and conditions of awards, and interpret provisions of the 2021 Stock Incentive Plan. Committee members must be independent as defined by NASDAQ listing rules and Rule 16b-3 issued by the Securities & Exchange Commission.

Awards may be made under the 2021 Stock Incentive Plan to employees, including officers, directors and consultants of the Company or its affiliates at the discretion of the Compensation and Human Resources Committee.

Types of Awards

Stock Options. A stock option permits the participant to purchase shares of common stock at a fixed price. Options awarded to employees of the Company may be “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), which provide certain tax advantages to employees (described below). Options become exercisable after a specified “vesting” period or upon achievement of performance goals established by the Compensation and Human Resources Committee. The maximum term of a stock option granted under the 2021 Stock Incentive Plan is 10 years (five years for an incentive stock option granted to a 10% shareholder). The exercise price must be no less than the fair market value of our common stock on the grant date (110% for an incentive stock option granted to a 10% shareholder). Fair market value is determined by reference to the trading price of our common stock. Options generally must be exercised within three months following termination of service with the Company, or within one year in case of disability or death. Payment of the exercise price may be in cash, including a broker-assisted trade, or, if approved by the Compensation and Human Resources Committee, a “cashless” exercise method such as surrendering previously acquired shares of common stock. The participant does not become a shareholder until the option is exercised.

Stock Appreciation Rights. A stock appreciation right provides the right to receive shares, cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the rights during a specified period of time, not to exceed ten years. The Compensation and Human Resources Committee may grant stock appreciation rights subject to such terms and conditions and exercisable at such times as determined by the Compensation and Human Resources Committee and specified in the applicable award agreement.

Stock Awards. A stock award is an award of common stock that may be subject to certain vesting conditions and/or the payment of a purchase price, as determined by the Compensation and Human Resources Committee in its discretion. A stock award provides a specified number of shares of common stock that are transferred to a participant at the time of the award. The shares are subject to forfeiture until vesting conditions specified in the award are satisfied. The shares are forfeited if the participant terminates employment prior to vesting or if any performance vesting conditions are not satisfied within the performance period specified in the award. The participant is a shareholder at the time the award is granted. The 2021 Stock Incentive Plan also permits a director to elect to receive a fully vested stock award that is equal in value to director fees that otherwise would be paid to the director in cash.

Restricted Stock Units. A restricted stock unit award is the right to receive a specified number of shares of common stock in the future after vesting conditions specified in the award are satisfied. Restricted stock units will be forfeited if the participant terminates employment prior to vesting or if any performance vesting conditions are not satisfied within the performance period specified in the award. The participant does not become a shareholder until the vesting conditions are satisfied.

Other Awards. In addition to the award types described above, the 2021 Stock Incentive Plan permits dividend equivalent rights, performance unit awards, and other incentive awards, which may be payable in common stock, cash or other property subject to such terms and conditions and exercisable at such times as determined by the Compensation and Human Resources Committee and specified in the applicable award agreement. However, if dividend equivalent rights are awarded in connection with another award then those dividend equivalent rights shall be subject to the same restrictions as the underlying award. In addition, dividend equivalent rights shall not be paid or accrued on options or stock appreciation rights.

Minimum Vesting Conditions. Awards shall vest no earlier than the first anniversary of the date of grant. However, the Compensation and Human Resources Committee may grant awards representing up to an aggregate maximum of five percent (5%) of the available shares reserved for issuance under the 2021 Stock Incentive Plan without regard to the foregoing minimum vesting requirement.

Amendment and Termination. The Board of Directors may amend, suspend or terminate the 2021 Stock Incentive Plan, provided that shareholder approval is required for any material amendment to the 2021 Stock Incentive Plan. Material amendments include an increase in the number of shares that may be issued under the 2021 Stock Incentive Plan or changes to the class of persons eligible to receive awards. No amendment to the 2021 Stock Incentive Plan can adversely affect a participant’s rights under an award without the participant’s consent. In addition, an amendment will be contingent on approval of our shareholders to the extent required by applicable law or NASDAQ. Shareholder approval is also required to amend or adjust the exercise price of a stock option or stock appreciation right that is “underwater” or otherwise take an action that has the effect of reducing such exercise price.

Change in Control and SimilarTransactions. Upon the consummation of a consolidation with or acquisition by another entity in a merger, consolidation, sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company (whether or not such event which results in a Change in Control), the Compensation and Human Resources Committee shall in its sole discretion provide any of the following:

(1) The continuation or assumption of such outstanding awards by the surviving or acquirer entity or its direct or indirect parent;

(2) The substitution by the surviving or acquirer entity or its direct or indirect parent of share awards with substantially the same terms and economic value for such outstanding awards;

(3) The termination of awards to the extent not timely exercised or purchased after reasonable advance written notice and full acceleration of the vesting of the awards;

(4) The cancellation of all or any portion of any award; provided that, with respect to “in-the-money” options, such cancellation must be made in exchange for a payment in cash or common stock with a value equal to the excess of the fair market value of the common stock subject to such option being canceled over the exercise price; or

(5) The continuation of the outstanding award following a change in control without modification, provided that the award will be fully vested and exercisable in the event of a termination of service without cause or the participant resigns his or her position for good reason within one year of such change in control.

Compensation Recovery Policy. Awards issued under the 2021 Stock Incentive Plan are subject to our compensation recovery or “clawback” policy. We may recoup amounts earned or vested under awards to our executive officers under certain circumstances that are described in our compensation recovery policy.

Adjustments for Stock Dividends and Similar Events. The Compensation and Human Resources Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2021 Stock Incentive Plan to reflect common stock dividends, stock splits, spin-offs and other similar corporate events.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax consequences of participation in the 2021 Stock Incentive Plan. These consequences may change in the event of modifications to the Code or the Treasury regulations or in the event of administrative or judicial interpretations.

Generally, an individual will not recognize income on the grant of an award. Tax treatment thereafter depends upon the type of award involved and the amount of time it has been held:

Stock Options. For stock options that are not “incentive stock options,” an individual will be taxed at the time he or she exercises the option on the difference between the exercise price and the fair market value of the stock at the time of exercise. This difference is taxed as ordinary compensation income. We are required to withhold income taxes on this amount of income for our employees. The individual’s tax basis in stock acquired through an option is the exercise price plus the amount of taxable income that he or she recognized. Any gain or loss on the subsequent sale of stock is subject to capital gains tax treatment. Reduced capital gains rates apply if the stock is held for at least 12 months after exercise.

Incentive Stock Option. For options that qualify as incentive stock options, an employee is not subject to income tax on exercise. However, the exercise of an incentive option gives rise to a preference under the “Alternative Minimum Tax” rules under the Code. Alternative Minimum Tax preferences that exceed specified limits can result in Alternative Minimum Tax liability in some situations. Otherwise, taxation is postponed until the employee sells the stock acquired through an incentive stock option, provided that the employee holds the stock for at least two years after the option is granted and one year after the date of exercise. The employee will be subject to capital gains tax on the difference between the price paid to exercise the incentive stock option and the fair market value of the stock at the time it is sold. However, if the stock is sold before the end of this mandatory holding period, the sale is treated as a “disqualifying disposition” and the employee is taxed at ordinary income rates on the difference between the exercise price of the option and the fair market value of the stock at the time of sale. Any further gain or loss recognized upon the subsequent sale of stock following a disqualifying disposition is subject to capital gains tax treatment.

Stock Award. Generally, a holder of stock award recognizes ordinary income on the fair market value of the common stock at the time the stock becomes vested that exceeds the purchase price paid by the holder. A holder may make an election under section 83(b) of the Code to be taxed on the fair market value of the common stock in excess of the purchase price. This election must be made in writing with the Internal Revenue Service within 30 days after the grant of the restricted stock. Any gain or loss recognized on the subsequent sale of stock after vesting is subject to capital gains treatment. For a director who elects to receive a stock award in lieu of cash payment of directors fees, the director recognizes ordinary income on the value of the common stock received but may not make an 83(b) election. A holder’s tax basis in the stock is equal to the purchase price paid, if any, plus the amount of ordinary income recognized pursuant to the award. Reduced capital gains rates apply if the stock is held for at least 12 months.

Restricted Stock Unit. Generally, a holder of a restricted stock unit recognizes ordinary income when the award becomes vested and shares of common stock are transferred under the award. The amount of income recognized is equal to the value of the vested shares of common stock. Any subsequent appreciation of the common stock will be taxed at capital gains rates when the shares of stock are sold. Reduced capital gains rates apply if the stock is held for at least 12 months after the stock is deemed transferred under the award.

Performance Unit. Generally, a holder of a performance unit recognizes ordinary income when the award becomes vested and shares of common stock are transferred under the award. The amount of income recognized is equal to the value of the vested shares of common stock. Any subsequent appreciation of the common stock will be taxed at capital gains rates when the shares of stock are sold. Reduced capital gains rates apply if the stock is held for at least 12 months after the stock is deemed transferred under the award.

Stock Appreciation Rights. The holder of a stock appreciation right will recognize ordinary income on the amount of cash or the value of the shares received upon exercise of the award.

CapStar Tax Consequences. We generally are entitled to a tax deduction on the amount of ordinary income that an individual recognizes under any of the awards issued under the 2021 Stock Incentive Plan. However, our tax deduction may be limited in some situations under Section 162(m) of the Code. Section 162(m) limits the deductible amount of compensation paid to any of our named executive officers to $1 million annually. The Company does not obtain a tax deduction upon the grant of an award or the exercise of an incentive stock option, unless there is a disqualifying disposition of the incentive stock option. We are obligated to withhold federal taxes on the exercise of an award by an employee.

Plan Benefits

Awards under the 2021 Stock Incentive Plan are granted at the discretion of the Compensation and Human Resources Committee, and accordingly, the amount of any such awards that may be granted to any individual is not yet determinable. Benefits under the 2021 Stock Incentive Plan depend on a number of factors, including the fair market value of our common stock on future dates, our actual performance against performance goals established with respect to performance awards and decisions made by the participants, and accordingly, are also not yet determinable.

Equity Compensation Plan Information

The following table summarizes information concerning the Company’s equity compensation plans at December 31, 2020:

Plan Category	Number of shares to be issued upon exercise of outstanding options (a)	Weighted average exercise price of outstanding options (b)	Number of shares remaining available for future issuances under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders:
CapStar Financial Holdings, Inc. Stock Incentive Plan	226,589	$11.73	242,325
Equity compensation plans not approved by shareholders	—	—	—
Total	226,589	$11.73	242,325

Required Vote

If a quorum is present, this Proposal 3 will be approved if the votes cast for Proposal 3 exceed the votes cast against Proposal 3.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE CAPSTAR FINANCIAL HOLDINGS, INC. 2021 STOCK INCENTIVE PLAN

ADDITIONAL INFORMATION

How and when may I submit a shareholder proposal for CapStar’s 2022 Annual Meeting of Shareholders?

We will consider for inclusion in our proxy materials for the 2022 Annual Meeting of Shareholders proposals that are received no later than November 26, 2021 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act, and our Amended and Restated Bylaws. Shareholders must submit their proposals to CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Corporate Secretary.

In addition, the Company’s Amended and Restated Bylaws provide that at any annual meeting of the shareholders, only such nominations of individuals for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (A) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board; (B) otherwise properly made at the annual meeting, by or at the direction of the Board; or (C) otherwise properly requested to be brought before the annual meeting by a shareholder of the Company in accordance with the Company’s Bylaws. For nominations of individuals for election to the Board or proposals of other business to be properly requested by a shareholder to be made at an annual meeting, a shareholder must: (1) be a shareholder of record at the time such shareholder’s notice is delivered to the Corporate Secretary and at the time of the annual meeting; (2) be entitled to vote at such annual meeting; and (3) strictly comply with the requirements and procedures set forth in the Company’s Amended and Restated Bylaws as to such business or nomination.

For any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Item (C) listed above, the shareholder must have given timely notice thereof (including any documents require by the Company’s Bylaws), and timely updates and supplements thereof, in each case in proper form, in writing to the Corporate Secretary, and such other business must otherwise be a proper matter for shareholder action.

To be timely, a notice of the intent of a shareholder to make a nomination or to bring any other matter before the annual meeting shall be delivered to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the seventy-fifth (75th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the date the Company commenced mailing its proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after its anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the seventy-fifth (75th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

Accordingly, a shareholder who intends to raise a proposal to be acted upon at the 2022 Annual Meeting of Shareholders must inform the Company by sending written notice to the Company’s Corporate Secretary at CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, no earlier than November 26, 2021 nor later than January 10, 2022.  The persons named as proxies in the Company’s proxy for the 2021 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any proposal which is properly brought before a shareholder meeting.

The foregoing description of the advance notice provisions of our Bylaws is a summary and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, which were filed with the SEC on October 28, 2019 as Exhibit 3.2 to our Company’s Current Report on Form 8-K.  Accordingly, we advise you to review our Amended and Restated Bylaws for additional stipulations relating to advance notice of director nominations and business proposals.

How can I obtain CapStar’s Annual Report?

Our Annual Report, as filed with the SEC, can be accessed electronically, along with this Proxy Statement, by following the instructions contained on our proxy card and is also available on the Investor Relations webpage of our corporate website at www.ir.capstarbank.com under the portal entitled “Corporate Governance—Financials & Filings—Annual Report & Proxies.”  Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement.

If you wish to receive a physical copy of our Annual Report, as well as a copy of any exhibit to the Annual Report specifically requested, we will mail these documents to you free of charge.  Requests should be sent to CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to the costs of mailing paper copies of our proxy materials and posting our proxy materials on an Internet website, our directors and employees may also solicit proxies in person, by telephone or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another shareholder?

Shareholders who share an address may receive only a single copy of our proxy materials, except that a separate proxy card will be sent for each shareholder of record residing at the address. This process is known as “householding.”  Shareholders who desire either to receive multiple copies of our proxy materials, or to receive only a single copy in the future, should contact their broker, bank or other agent.  If you are a shareholder of record, you may contact us at (i) CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email ir@capstarbank.com or (iii) call (615) 732-6455.  We will promptly deliver a separate copy of any of these materials to you free of charge.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, this Proxy Statement, our proxy materials or your ownership of CapStar common stock, please (i) contact CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email ir@capstarbank.com or (iii) call (615) 732-6455.

OTHER MATTERS

Our management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement.  However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their discretion.

By Order of the Board of Directors,

Steven E. Groom
Secretary

ndatio

n. The Named Proxies cannot vote your shar

uAPPENDIX A

CAPSTAR FINANCIAL HOLDINGS, INC.

2021 STOCK INCENTIVE PLAN

SECTION 1. DEFINITIONS

1.1Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a) “Affiliate” means:

(1) Any Subsidiary or Parent,

(2) An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

(3) Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b) “Board of Directors” means the board of directors of the Company.

(c) “Cause” shall be determined by reference to the defined terms contained in a written employment agreement between the Participant and the Company or an Affiliate or, in the absence of such written defined terms, shall mean the following, (1) personal dishonesty, fraud, disloyalty, or theft; (2) disclosure of the Company’s or an Affiliate’s confidential information except in the course of performing his duties while employed by the Company or Affiliate; (3) willful illegal or disruptive conduct which impairs the reputation, goodwill or business position of the Company or an Affiliate; (4) breach of fiduciary duty involving personal profit; or (E) any order or request for removal of holder by any regulatory authority having jurisdiction over the Company or an Affiliate.

(d) “Change in Control” means a transaction or circumstance in which any of the following have occurred, provided that the Board of Directors shall have determined that any such transaction or circumstance has resulted in a Change in Control, as defined in this paragraph, which determination shall be made in a manner consistent with Treas. Reg. § 1. 409A-3(i)(5):

(1) the date that any person, or persons acting as a group, as described in Treas. Reg. § 1.409A-3(i)(5), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlling the Company or owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the beneficial owner (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than 40% of the total voting power represented by the Company’s then outstanding voting securities (as defined above);

(2) the merger, acquisition or consolidation of the Company or CapStar Bank with any corporation pursuant to which the other corporation immediately after such merger, acquisition or consolidation owns more than 50% of the voting securities (defined as any securities which vote generally in the election of its directors) of the Company or CapStar Bank, as applicable, outstanding immediately prior thereto or more than 50% of the Company’s or CapStar Bank’s, as applicable, total fair market value immediately prior thereto; or

(3) the date that a majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company before the date of the appointment or election.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the committee appointed by the Board of Directors to administer the Plan. The Committee shall consist solely of two or more members of the Board of Directors who are both “non-employee directors,” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and who are determined to be independent under the requirements of any national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.

(g) “Company” means CapStar Financial Holdings, Inc., a Tennessee corporation.

(h) “Consultant” means any natural person who is an advisor or consultant who provides bona fide services to the Company or any Affiliate, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

(i) “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(j) “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 3.5.

(k) “Effective Date” means the date set forth in Section 5.13 of the Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m) “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1) if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation NASDAQ), Fair Market Value shall mean the closing sales price at which Stock shall have been sold on such date or on the trading day immediately preceding such date if such date is not a trading day, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2) if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the price for the Stock on such date, or if such date is not a trading day, on the trading day immediately preceding such date, as reported by such exchange or system; or

(3) if the shares of Stock are not actively traded or reported on any exchange or system the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant and in compliance with Section 409A of the Code.

(n) “Good Reason” shall be determined by reference to the defined terms contained in a written employment agreement between the Participant and the Company or an Affiliate or, in the absence of such written defined terms, shall mean the following: (1) a reduction in base salary as in effect at the time of the Change in Control; (2) the Participant’s work or reporting responsibilities are materially diminished, or (3) the Participant is relocated to a work location more than 30 miles from the work location in effect prior to the Change in Control.

(o) “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(p) “Option” means a Non-Qualified Stock Option or an Incentive Stock Option.

(q) “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(r) “Non-Qualified Stock Option” means a stock option that is not an Incentive Stock Option.

(s) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(t) “Participant” means an individual who receives a Stock Incentive hereunder.

(u) “Performance Unit Award” refers to a performance unit award as described in Section 3.6.

(v) “Plan” means the CapStar Financial Holdings, Inc. 2021 Stock Incentive Plan, as amended.

(w) “Restricted Stock Units” refers to the rights described in Section 3.7.

(x) “Stock” means the Company’s common stock.

(y) “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(z) “Stock Award” means a stock award described in Section 3.4.

(aa) “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

(bb) “Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(cc) “Stock Incentives” means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Unit Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards.

(dd) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(ee) “Termination of Service” means the termination of the employment or other service relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service as it affects a Stock Incentive, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service provided that service shall not be considered interrupted in the case of sick leave, military leave or any other absence approved by the Company or an Affiliate, in the case of transfers between payroll locations or between the Company, an Affiliate or a successor, or performance of services in an emeritus, advisory or consulting capacity; provided, however, that for purposes of an Incentive Stock Option any leave of absence greater than three months, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such Incentive Stock Option to become a Non-Qualified Stock Option on the date that is six months following the commencement of such leave of absence.

SECTION 2. THE STOCK INCENTIVE PLAN

2.1Purpose of the Plan. The Plan is intended to (a) provide incentives to certain officers, employees, directors, and Consultants of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, and Consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, and Consultants.

2.2Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, 1,168,543 shares of Stock are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives, all or any of which may be pursuant to any one or more Stock Incentive. Shares of Stock underlying any Stock Incentives under the Company’s prior Stock Incentive Plan, as amended, that are forfeited, canceled or otherwise terminated (other than by exercise) on or after the date of adoption of this Plan shall be added back to the shares of Stock available for issuance under this Plan. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. Notwithstanding the foregoing, shares of Stock subject to any Stock Incentives may not again be made available for issuance under the Plan if such shares of Stock are: (i) shares of Stock that were subject to a stock-settled Stock Appreciation Right and were not issued under the net settlement or net exercise of such Stock Appreciation Right, (ii) shares of Stock used to pay the exercise price of an Option, (iii) shares of Stock delivered to or withheld by the Company to pay the withholding taxes related to a Stock Incentive, or (iv) shares of Stock repurchased on the open market with the proceeds of an Option exercise. In addition, the maximum aggregate number of shares of Stock that may be delivered under the Plan as a result of the exercise of Incentive Stock Options shall be 1,168,543 shares of Stock, subject to adjustment in accordance with Section 5.2.

2.3Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors and Consultants of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

2.4Eligibility. Stock Incentives may be granted pursuant to this Plan only to officers, employees, directors, and Consultants of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which Options intended to meet the requirements of the Incentive Stock Option rules of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

2.5Stock Awards to Non-Employee Directors.  In the event that the Company provides cash compensation to members of the Board of Directors for service as a director or for service as a member or chairperson of a committee of the Board of Directors (collectively “Cash Compensation”), each director receiving Cash Compensation may elect to receive (subject to limitations in Section 2.5(a)), in lieu of receiving any portion of his or her Cash Compensation, a Stock Award.  Such an election shall be made by filing an election with the Company, in accordance with procedures adopted by the Committee, prior to the time that such Cash Compensation is paid.  All elections made hereunder are subject to the following:

(a) The number of shares of Stock payable under a Stock Award shall be calculated by dividing (i) the amount of the Cash Compensation that would have been payable to the director in the absence of an election, by (ii) the Fair Market Value of a share of Stock on the date that the Cash Compensation would have otherwise been paid.  The value of any fractional Share calculated hereunder shall be paid in the form of cash to the director.

(b) Other than the right of the director herein to elect to receive a Stock Award in lieu of Cash Compensation, the terms thereof shall be subject to the provisions of Section 3.4.

SECTION 3. TERMS OF STOCK INCENTIVES

3.1Terms and Conditions of All Stock Incentives.

(a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such, terms, conditions and restrictions as the Committee may determine to be appropriate or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. Except with respect to Stock Awards elected pursuant to Section 2.5, and as otherwise provided in the Plan, Stock Incentives shall vest no earlier than the first anniversary of the date of grant. Notwithstanding the previous sentence, the Committee may grant Stock Incentives representing up to an aggregate maximum of five percent (5%) of the available shares of Stock reserved for issuance under the Plan pursuant to Section 2.2 (subject to adjustment under Section 5.2) without regard to the foregoing minimum vesting requirement.

(c) The date as of which a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares, if any, covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

(d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

(e) Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed, by the successor in interest determined under the

Participant’s will; except to the extent that the Committee may provide otherwise as to any Stock Incentives other than Incentive Stock Options transfers for no consideration.

(f) After the date of grant of a Stock Incentive, the Committee may, in its sole discretion, modify the terms and conditions of a Stock Incentive, except to the extent that such modification would be inconsistent with other provisions of the Plan or would materially adversely affect the rights of a Participant under the Stock Incentive (except as otherwise permitted under the Plan), or to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A. Notwithstanding the foregoing, the Committee may not reduce the exercise price of an Option or the specified price for exercise of a Stock Appreciation Right, or otherwise take an action that has the effect of reducing such exercise price, without the consent of the shareholders of the Company.

(g) Payment, exercise and/or vesting of Stock Incentives that are awarded to the executive officers of the Company are subject to the compensation recovery policy that is adopted by the Company and as it may be modified from time to time. Such conditions may be included in the Stock Incentive Agreement of executive officers who are subject to the Company’s compensation recovery policy.

3.2Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non-Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option.

(a) Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) of the Option shall be no less than 100% of the Fair Market Value of the underlying Stock on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b)  Option Term. The term of any Option shall be as specified in the applicable Stock Incentive Agreement and not greater than ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted.

(c) Payment. Except as otherwise provided in a Stock Incentive Agreement, payment of the Exercise Price will be made in cash , shares of Stock, net settlement, broker assisted cashless exercise or any combination thereof, such payment amount having a Fair Market Value on the exercise date equal to the exercise price of the shares as to which the Option shall be exercised. No shares may be issued or delivered upon exercise of an Option and the holder of the Option shall not have the rights of a stockholder with respect to the shares of Stock covered thereby until full payment has been made.

(d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable on the terms specified in the award and set forth in the Stock Incentive Agreement. Subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part; provided, however, that however, that the Committee may not modify an Option in a manner that would result in adverse tax consequences to any Participant under Code Section 409A.

(e) Termination of Stock Options. The termination of the right to exercise an Option shall be specified in the respective Stock Incentive Agreement for a Non-Qualified Stock Option. With respect to an Incentive Stock Option, in the event of termination of employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, up to one (1) year may be substituted for such three (3) month period. For purposes of this Subsection (e), termination of employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

3.3Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which may not be less than the Fair Market Value of the Stock on the date of grant. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

(a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c) Term. The term of each Stock Appreciation Right granted under the Plan shall be as specified in the applicable Stock Incentive Agreement and not greater than ten (10) years after the date the Stock Appreciation Right is granted under the Plan.

3.4 Terms and Conditions of Stock Awards.

(a) The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares, if any, will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant.

(b) The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award, including with respect to Stock Awards elected by directors in lieu of cash payment of director fees. The Committee may also grant a Stock Award without the requirement of a cash payment.

(c) Any cash dividends declared by the Company with respect to Stock that is covered by a Stock Award that is unvested will be accrued on behalf of the Participant. The right to receive such dividends will become vested at the time of the vesting of the respective shares Stock covered by the Stock Award. Upon the forfeiture of Stock under a Stock Award, the applicable cash dividends that have been accrued will also be forfeited.

3.5Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A. However, if Dividend Equivalent Rights are awarded in connection with another Stock Incentive then those Dividend Equivalent Rights shall be subject to the same restrictions as the underlying Stock Incentive. Except as set forth in the preceding sentence, Dividends and Dividend Equivalent Rights shall not be paid or accrued on Options or Stock Appreciation Rights.

3.6Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value, of each unit, the number of units subject to a Performance Unit Award, and the performance goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternate base value for each unit under certain specified conditions.

(a) Payment. Payment in respect of Performance Unit Awards, if any, may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.7Terms and Conditions of Restricted Stock Units. Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the Restricted Stock Units so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Restricted Stock Unit awards containing performance criteria may be designated as performance share awards.

(a) Payment. Payment in respect of Restricted Stock Units, if any, may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Restricted Stock Unit granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Restricted Stock Unit, the Committee, at any time before complete termination of such Restricted Stock Unit, may accelerate the time or times at which such Restricted Stock Unit may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.8Treatment of Stock Incentives Upon Termination of Service. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Service with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4. RESTRICTIONS ON STOCK

4.1Custody of Shares. Shares of Stock that are awarded under a Stock Incentive will be issued in book form or held by the Company as custodian until such shares are no longer subject to a risk of forfeiture or otherwise restricted under the terms of the Stock Incentive Agreement.

4.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5. GENERAL PROVISIONS

5.1Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the

Plan or upon the vesting of any Stock Incentive, the Company shall withhold or require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of shares of Stock upon the exercise or vesting of such Stock Incentive. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Stock or other cash payments due the Participant.

5.2Changes in Capitalization; Merger; Liquidation.

(a) Adjustments to Shares. The number and kind of shares of Stock with respect to which Stock Incentives hereunder may be granted (both overall and individual limitations) and which are the subject of outstanding Stock Incentives, and the maximum number and exercise thereof, shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:

(1) the Company or an Affiliate effects on or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;

(2) the Company or an Affiliate engages in a transaction to which Section 424 of the Code applies;

(3) there occurs any other event that in the judgment of the Committee necessitates such action;

provided, however, that if such an event occurs, the Committee shall make adjustments to the limits on Stock Incentives specified in Section 2.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another person, or the sale of all or substantially all the Company’s assets to another person, shall be effected such that holders of Stock shall be entitled to receive stock, securities, or other property (including, without limitation, cash) with respect to or in exchange for Stock, then each holder of a Stock Incentive shall thereafter have the right to acquire in accordance with the terms and conditions specified herein and in the Stock Incentive Agreement such shares of stock, securities or other property (including, without limitation, cash) as would be issuable or payable in such reorganization, reclassification, consolidation, merger or sale with respect to or in exchange for a number of shares of Stock that could have been acquired immediately theretofore with respect to such Stock Incentive had such reorganization, reclassification, consolidation, merger or sale not taken place, subject to such adjustments as the Committee, in its sole discretion, shall determine to be appropriate.

(b) Substitution of Stock Incentives on Merger or Acquisition. The Committee may grant Stock Incentives in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which Section 424(a) of the Code applies. The terms of such substituted Stock Incentives shall be determined by the Committee in its sole discretion, subject only to the limitations of Section 2.2.

(c) Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Committee will notify each Participant, to the extent practicable, prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, all Stock Incentives will terminate immediately prior to the consummation of such transaction.(d) Effect of Certain Transactions. Unless expressly provided to the contrary in an applicable Stock Incentive Agreement, upon the consummation of a consolidation with or acquisition by another entity in a merger, consolidation, sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company (whether or not such event which results in a Change in Control), the Committee shall in its sole discretion provide for one of the following measures with respect to outstanding Stock Incentives provided that the Committee will not be required to treat all Stock Incentives in a similar manner:

(1) The continuation or assumption of such outstanding Stock Incentives under the Plan by the Company (if it is the surviving entity) or by the surviving or acquirer entity or its direct or indirect parent;

(2) The substitution by the surviving or acquirer entity or its direct or indirect parent of share awards with substantially the same terms and economic value for such outstanding Stock Incentives;

(3) The expiration of such outstanding Stock Incentive to the extent not timely exercised or purchased by the date of the consummation of the transaction or other subsequent date designated by the Committee, after reasonable advance written notice thereof to the holder of such Stock Incentives and full acceleration of the vesting of the Stock Incentive;

(4) The cancellation of all or any portion of such outstanding Stock Incentive; provided that, with respect to “in-the-money” Options, such cancellation must be made in exchange for a payment in cash or common stock with a value equal to the excess of the Fair Market Value of the Stock subject to such Option or portion thereof being canceled over the exercise or purchase price, if any, with respect to such Option or portion thereof being canceled; or

(5) The continuation of the outstanding Stock Incentives following a Change in Control without modification, provided that a Stock Incentive will be fully vested and exercisable in the event of a Termination of Service without Cause or the Participant resigns his or her position for Good Reason within one year of such Change in Control.

(e) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

5.4Right to Terminate Employment or Service; No Shareholder Rights. Nothing in the Plan or in any Stock Incentive Agreement confers upon any Participant the right to continue as an officer, employee, director, or consultant of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time. The holder of a Stock Option or a Stock Incentive Agreement has, as such, none of the rights of a stockholder.

5.5Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.6Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933, as amended, or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933, as amended, and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.7Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.8Clawback of Benefits. The Committee shall have full authority to establish and implement any policies and procedures it deems appropriate to provide for clawback or recoupment of Stock Incentives. Pursuant to such policies and procedures, among other things, the Committee may require forfeiture of any Stock Incentive, repayment of any Stock Incentive (or proceeds therefrom), or recoupment from other payments otherwise due to the Participant or beneficiary. Notwithstanding anything to the contrary contained herein, the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, cancel or require reimbursement of any Stock Incentives granted to a Participant or any shares of Stock issued or cash received upon vesting, exercise or settlement of any such Stock Incentives or sale of shares underlying such Stock Incentives.

5.9Code Section 409A.

(a) The Stock Incentive Agreement for any Stock Incentive that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, and the provisions of the Plan applicable to that Stock Incentive, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Stock Incentive Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(b) Any Stock Incentive that constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(1) Payments may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Stock Incentive Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(2) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(3) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(4) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death). For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(c) Notwithstanding the foregoing, or any provision of this Plan or any Stock Incentive Agreement, the Company does not make any representation to any Participant or beneficiary that any Stock Incentives made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary for any tax, additional tax, interest or penalties that the Participant or any beneficiary may incur in the event that any provision of this Plan, or any Stock Incentive Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

5.10Termination and Amendment of the Plan. The Board of Directors may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Stock Incentive is not valid with respect to such Stock Incentive without the Participant’s consent, except as necessary for Stock Incentives to satisfy the conditions imposed under the Code; and provided, further, that the stockholders of the Company must approve, in general meeting:

(a) 12 months before or after the date of adoption, any amendment that increases the aggregate number of shares of Stock that may be issued under Incentive Stock Options or changes the employees (or class of employees) eligible to receive Incentive Stock Options;

(b) before the effective date thereof, any amendment that increases the number of shares in the aggregate which may be issued pursuant to Stock Incentives granted under the Plan, or increases the period during which Stock Incentives may be granted or exercised; and

(c) any amendment that is subject to approval of shareholders under the rules of the exchange or trading system on which Stock becomes traded.

5.11Incentive Stock Option Approval. Incentive Stock Options may be issued under this Plan for a period of ten years from the earlier of the date the Plan is adopted by the Board of Directors or approved by the Company’s shareholders.

5.12Choice of Law. The laws of the State of Tennessee shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.13Effective Date of Plan. The Plan shall be effective on April 23, 2021 (the “Effective Date”), the date it was approved by the shareholders of the Company and terminate on the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/CSTR Cast your vote online Have your Proxy Card ready. Follow the simple instructions to record your vote. PHONE Call 1-866-291-7759 Use any touch-tone telephone, 24 hours a day, 7 days a week. Have your Proxy Card ready. Follow the simple recorded instructions. MAIL Mark, sign and date your Proxy Card. Fold and return your Proxy Card Form in the postage-paid envelope provided. CONTROL NUMBER Please fold here Do not separate Capstar Financial Holdings, Inc. Annual Meeting of Stockholders For Stockholders as of March 16, 2021 TIME: Friday, April 23, 2021 09:00 AM, Central Time PLACE: Meeting to be held live via the Internet - please visit www.proxydocs.com/CSTR for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Timothy K. Schools and Steven E. Groom, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Capstar Financial Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. Proxies delivered by mail must be received by 11:59 P.M. Eastern Time on April 22, 2021, and proxies submitted by the Internet or telephone must be received by 9:05 A.M. Central Time on April 23, 2021. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2021 Mediant Communications Inc. All Rights Reserved

Capstar Financial Holdings, Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect the following twelve (12) directors to serve until the 2022 Annual Meeting of Shareholders and until their successors have been duly elected and qualified: FOR WITHHOLD To vote for all directors mark here: #P1# 1.01 Dennis C. Bottorff #P2# #P2# FOR 1.02 L. Earl Bentz #P3# #P3# FOR 1.03 Sam B. DeVane #P4# #P4# FOR 1.04 Thomas R. Flynn #P5# #P5# FOR 1.05 Louis A. Green III #P6# #P6# FOR 1.06 Valora S. Gurganious #P7# #P7# FOR 1.07 Myra NanDora Jenne #P8# #P8# FOR 1.08 Joelle J. Phillips #P9# #P9# FOR 1.09 Timothy K. Schools #P10# #P10# FOR 1.10 Stephen B. Smith #P11# #P11# FOR 1.11 James S. Turner, Jr. #P12# #P12# FOR 1.12 Toby S. Wilt #P13# #P13# FOR 2. To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2021 #P14# #P14# #P14# FOR 3. To approve the CapStar Financial Holdings, Inc. 2021 Stock Incentive Plan #P15# #P15# #P15# FOR 4. To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof FOR AGAINST ABSTAIN You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/CSTR. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date